Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

As of May 25, 2007

by and among

ALLMARINE CONSULTANTS CORPORATION

and

ALLMARINE ACQUISITION CORPORATION

and

BAXL TECHNOLOGIES, INC.

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	3

ARTICLE II	THE MERGER AND RELATED TRANSACTIONS	11
2.1	THE MERGER	11
2.2	EFFECT OF THE MERGER	11
2.3	ARTICLES OF INCORPORATION; BYLAWS	11
2.4	DIRECTORS AND OFFICERS	11
2.5	ADDITIONAL EVENTS	12
2.6	SURRENDER OF CERTIFICATES	14
2.7	NO FURTHER OWNERSHIP RIGHTS IN BAXL CAPITAL STOCK	16
2.8	LOST, STOLEN OR DESTROYED CERTIFICATES	16
2.9	CLASSES OF STOCK ENTITLED TO VOTE ON MERGER	16

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF BAXL	16
3.1	ORGANIZATION	16
3.2	AUTHORIZATION; ENFORCEABILITY	16
3.3	NO VIOLATION OR CONFLICT	17
3.4	COMPLIANCE WITH LAWS	17
3.5	LEGAL PROCEEDINGS	17
3.6	BROKERS	17
3.7	RESTATED ARTICLES, BY-LAWS AND MINUTE BOOKS	17
3.8	ABSENCE OF CERTAIN BUSINESS PRACTICES	17
3.9	PROXY STATEMENT AND DISCLOSURE DOCUMENTS	17
3.10	INVESTMENT REPRESENTATIONS	17
3.11	DISCLOSURE	18
3.12	FINANCIAL STATEMENTS	18
3.13	MATERIAL CHANGES	18
3.14	NO UNDISCLOSED LIABILITIES	18
3.15	TAXES	18
3.16	REAL PROPERTY	18
3.17	TANGIBLE PERSONAL PROPERTY; ASSETS	19
3.18	INTANGIBLE PROPERTY	19
3.19	MATERIAL CONTRACTS	19
3.20	EMPLOYEES	20
3.21	SURVIVAL	20

ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF PUBCO AND AAC	21
4.1	ORGANIZATION	21
4.2	AUTHORIZATION; ENFORCEABILITY	21
4.3	NO VIOLATION OR CONFLICT	22
4.4	CONSENT OF GOVERNMENTAL AUTHORITIES	22

4.5	FINANCIAL STATEMENTS; COMMISSION REPORTS	22
4.6	COMPLIANCE WITH LAWS	23
4.7	LEGAL PROCEEDINGS	23
4.8	BROKERS	23
4.9	ABSENCE OF MATERIAL ADVERSE CHANGES	23
4.10	ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS	24
4.11	CAPITALIZATION	24
4.12	RIGHTS, WARRANTS, OPTIONS	24
4.13	PROPERTIES	25
4.14	GOVERNMENTAL AUTHORIZATIONS	25
4.15	INSURANCE	25
4.16	EMPLOYMENT MATTERS	25
4.17	MATERIAL AGREEMENTS	26
4.18	LIST OF ACCOUNTS	27
4.19	BUSINESS	28
4.20	RELATED PARTY TRANSACTIONS	28
4.21	TAX MATTERS	28
4.22	GUARANTIES	28
4.23	ABSENCE OF CERTAIN BUSINESS PRACTICES	29
4.24	PROXY STATEMENTS; DISCLOSURE DOCUMENT	29
4.25	DISCLOSURE	29
4.26	PUBCO POST MERGER OUTSTANDING SHARES
	OUTSTANDING SHARES	29
4.27	NASD BULLETIN BOARD	29

ARTICLE V	COVENANTS	30
5.1	INTERIM OPERATIONS OF PUBCO AND BAXL.	30
5.2	ACCESS.	31
5.3	CONFIDENTIALITY.	32
5.4	NOTIFICATION.	32
5.5	CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS.	32
5.6	REASONABLE EFFORTS.	33
5.7	NO OTHER NEGOTIATIONS.	33
5.8	COOPERATION.	33
5.9	SHAREHOLDER APPROVAL.	33
5.10	PUBLIC STATEMENTS.	34
5.11	COMMISSION FILINGS.	34
5.12	RULE 144 REPORTING	34
5.13	LISTING.	34
5.14	NO SECURITIES TRANSACTIONS.	34
5.15	NOTICES RELATED TO DISSENTERS' RIGHTS.	35

ARTICLE VI	ADDITIONAL AGREEMENTS	35
6.1	INVESTIGATION; NOTICES	35
6.2	SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES	35
6.3	SECURITIES ACTIVITIES	35

6.4	VOTING AGREEMENT	35
6.5	FURTHER ASSURANCES	35
6.6	PUBCO REGISTRATION STATEMENT	35
6.7	PUBCO STOCK OPTION PLAN	35
6.8	ISSUANCE OF CERTAIN PUBCO WARRANTS	36
6.9	PUBCO REPURCHASE	36

ARTICLE VII	CLOSING; CONDITIONS PRECEDENT; TERMINATION	36
7.1	CLOSING	36
7.2	MUTUAL CONDITIONS PRECEDENT	37
7.3	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BAXLBAXL	37
7.4	CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PUBCO AND AAC	38
7.5	TERMINATION	40

ARTICLE VIII	MISCELLANEOUS	41
8.1	NOTICES	41
8.2	ENTIRE AGREEMENT	41
8.3	ASSIGNMENT	41
8.4	WAIVER AND AMENDMENT	41
8.5	NO THIRD PARTY BENEFICIARY	41
8.6	SEVERABILITY	41
8.7	EXPENSES	41
8.8	HEADINGS	42
8.9	COUNTERPARTS; CONSTRUCTION	42
8.10	LITIGATION; PREVAILING PARTY	42
8.11	INJUNCTIVE RELIEF	42
8.12	REMEDIES CUMULATIVE	42
8.13	PARTICIPATION OF PARTIES; CONSTRUCTION: INDEPENDENT COUNSEL	42
8.14	GOVERNING LAW	42
8.15	EXCLUSIVITY	43
8.16	SURVIVAL OF REPRESENTATIONS AND WARRANTIES	43

SIGNATURES		44

LIST OF SCHEDULES		45

LIST OF EXHIBITS		46

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is entered into as of May 25, 2007, by and among ALLMARINE CONSULTANTS CORPORATION, a Nevada corporation ("Pubco"), ALLMARINE ACQUISITION CORPORATION, a Delaware corporation, and a wholly-owned subsidiary of Pubco ("AAC”), and BAXL TECHNOLOGIES, INC., a Delaware corporation ("BAXL").

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of Pubco, AAC and BAXL have deemed it advisable and in the best interests of their respective corporations and stockholders that Pubco, AAC and BAXL engage in a business combination to advance their respective long-term strategic business interests; and

WHEREAS, in furtherance thereof, the Board of Directors of each of Pubco, AAC and BAXL have, among other items, approved this Agreement and the transactions contemplated hereby including the Merger of AAC with and into BAXL with BAXL continuing as the surviving corporation and holders of BAXL Common Stock receiving shares of Pubco Common Stock in exchange for their shares of BAXL Common Stock, all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the applicable laws, and

WHEREAS, the Board of Directors of BAXL has determined to recommend to its stockholders the approval and adoption of this Agreement and the Merger; and

WHEREAS, Pubco as the sole stockholder of AAC, has approved this Agreement and the Merger; and

WHEREAS, the Board of Directors of Pubco has determined to recommend to its stockholders the approval (i) of the Pubco Stock Incentive Plan, (ii) an amendment to its certificate of incorporation to change Pubco’s name to BAXL Holdings, Inc., and (iii) the election of directors to the Board of Directors, each effective as of the closing of the Merger; and

WHEREAS, pursuant to the BAXL Bridge SPA, BAXL previously issued and sold in the BAXL 2007 Bridge Financing (i) $3,500,000 aggregate principal amount of BAXL 12% 2007 Bridge Notes which upon the Closing of the Merger shall be converted into an aggregate of 5,307,037 shares of Pubco Common Stock and (ii) the BAXL 2007 Bridge Warrants to purchase in the aggregate approximately 796,056 shares of Pubco Common Stock; and

WHEREAS, in connection with the BAXL 2007 Bridge Financing, BAXL paid to the BAXL 2007 Bridge Placement Agent certain commissions and issued to the BAXL 2007 Bridge Placement Agent the BAXL 2007 Bridge Placement Agent Warrants to purchase in the aggregate 796,056 shares of Pubco Common Stock; and

WHEREAS, pursuant to the BAXL April Bridge, BAXL issued $500,000 aggregate principal amount of 12% Subordinated Notes and rights to receive, upon the Closing of the Merger, warrants to purchase up to 50,000 shares of Common Stock at an exercise price equal to 125% of the Pubco Pipe Price; and

WHEREAS, in connection with the BAXL April Bridge, BAXL paid to the BAXL April Bridge Placement Agent certain commissions and issued to the BAXL April Bridge Agent Warrants, to purchase in the aggregate 15,000 shares of Pubco Common Stock; and

WHEREAS, pursuant to the BAXL May Bridge, BAXL issued $500,000 aggregate principal amount of 12% Subordinated Notes and rights to receive, upon the Closing of the Merger, warrants to purchase up to 50,000 shares of Common Stock at an exercise price equal to 125% of the Pubco Pipe Price; and

WHEREAS, pursuant to the BAXL Preferred Conversion Consents, at the Effective Time each share of outstanding BAXL Preferred Stock shall convert into one (1) share of BAXL Common Stock, which, together with the shares of BAXL Common Stock then issued and outstanding shall be exchanged in the Merger for in the aggregate 2,274,444 shares of Pubco Common Stock; and

WHEREAS, as a condition to the Merger Closing and the Pubco PIPE Financing Closing, pursuant to the BAXL Cancellation Agreements at the Effective Time other than as set forth on Schedule 2.5(f) hereto, BAXL shall have no BAXL Options and Warrants outstanding.

WHEREAS, concurrently with and/or subsequent to the execution and delivery of this Agreement and as a condition and inducement for Pubco to enter into this Agreement, the owners of 193,570,666 shares of BAXL Common Stock (including shares of the BAXL Preferred Stock on an “as converted” basis), which represents approximately seventy-eight percent (78%) of the issued and outstanding BAXL Common Stock (including shares of BAXL Preferred Stock on an “as converted” basis) (such Persons are hereinafter collectively referred to as the "BAXL Principal Shareholders"), shall have entered into the BAXL Voting Agreement pursuant to which the BAXL Principal Shareholders have agreed to vote all of their respective shares of BAXL Common Stock and BAXL Preferred Stock in favor of this Agreement and the Merger (the names and BAXL voting securities owned by BAXL Principal Shareholders are set forth on Schedule 1.1 hereto); and

WHEREAS, prior to the Effective Time and as a condition to the Merger Closing and the Pubco PIPE Financing Closing, to the extent required by applicable Laws and the BAXL Restated Articles, the holders of the BAXL Common Stock and BAXL Preferred Stock shall have approved this Agreement and the Merger; and

WHEREAS, prior to the Effective Time and as a condition to the Merger Closing and the Pubco PIPE Financing Closing, the Board of Directors of Pubco will have approved this Agreement, the Merger, the issuance of shares of Pubco Common Stock in connection with the Merger and the Pubco PIPE Financing; and

WHEREAS, prior to the Effective Time and as a condition to the Merger Closing and the Pubco PIPE Financing Closing, Pubco, as the sole stockholder of AAC, shall approve this Agreement and the Merger; and

WHEREAS, as a condition to the Merger Closing, Pubco shall effectuate a simultaneous Pubco PIPE Financing Closing; and

WHEREAS, on the date that is two (2) business days after the final Closing of the Pubco Pipe Financing, Pubco shall redeem 510,000 shares of its Common Stock pursuant to the Pubco Redemption; and

WHEREAS, assuming the Merger Closing, the Pubco PIPE Financing Closing and the Pubco Redemption, (a) Pubco shall have issued and outstanding, on a fully diluted basis, 14,404,814 shares of Pubco Common Stock, assuming the Minimum Amount and 15,738,148 assuming the Maximum Amount (which amounts of shares of Pubco Common Stock excludes all shares of Pubco Additional Stock), consisting of (i) 2,274,444 shares issued to holders of BAXL Preferred Stock and BAXL Common Stock immediately prior to the Effective Time, in exchange for all such shares of BAXL Preferred Stock and Common Stock (approximately 15.79% and 14.45% of the issued and outstanding Pubco Common Stock on a fully diluted basis, assuming the Minimum Amount and the Maximum Amount, respectively, but excluding all shares of Pubco Additional Stock), (ii) 5,307,037 shares reserved for issuance upon conversion of the BAXL 2007 12% Bridge Notes (approximately 36.84% and 33.75% of the issued and outstanding Pubco Common Stock on a fully-diluted basis, assuming the Minimum Amount and the Maximum Amount, respectively, but excluding all shares of Pubco Additional Stock); (iii) 5,333,333 shares issued to purchasers in the Pubco PIPE Financing assuming the Minimum Amount and 6,666,667 shares assuming the Maximum Amount (approximately 37.02% and 42.36% of the issued and outstanding Pubco Common Stock, on a fully-diluted basis, assuming the Minimum Amount and Maximum Amount, respectively, but excluding all shares of Pubco Additional Stock); and (iv) 1,490,000 shares owned by stockholders of Pubco immediately prior to the Effective Time (approximately 10.34% and 9.47% of the issued and outstanding Pubco Common Stock, on a fully-diluted basis, assuming the Minimum Amount and the Maximum Amount, respectively but excluding all shares of Pubco Additional Stock); and (b) all of the issued and outstanding BAXL Common Stock shall be owned by Pubco, which as a result, BAXL shall be a wholly-owned subsidiary of Pubco;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

"AAC COMMON STOCK" means the common stock of AAC.

"AFFILIATE" of any Person means any Person that directly or indirectly controls, or is under control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). It has the meaning specified in Rule 144 promulgated by the Commission under the Securities Act.

"AGREEMENT" means this Agreement and Plan of Merger, together with all exhibits and schedules referred to herein.

“BAXL APRIL BRIDGE” means the sale by BAXL of (i) $500,000 aggregate principal amount of BAXL 2007 12% Subordinated Notes (the “BAXL APRIL NOTES”), and (ii) the rights to acquire five (5) year warrants to purchase up to an aggregate of 50,000 shares of Pubco Common Stock (the “BAXL APRIL BRIDGE WARRANTS”). The BAXL April Bridge Warrants and the BAXL 2007 12% Subordinated Notes were sold to investors pursuant to a Subscription Agreement by and among the purchasers named therein and BAXL (the “BAXL APRIL BRIDGE SPA”).

“BAXL APRIL BRIDGE AGENT WARRANTS” means warrants to purchase in the aggregate 15,000 shares of Pubco Common Stock issued to agents in connection with the BAXL April Bridge.

“BAXL CANCELLATION AGREEMENT” shall mean the Cancellation Agreement, dated as of February 28, 2007 between BAXL and the persons named therein, pursuant to which such persons cancel all BAXL Options and Warrants owned by such persons.

"BAXL COMMON STOCK" means the common stock of BAXL, par value $0.001 per share.

"BAXL DEBT" means, collectively (i) the $2,500,000 principal amount 10% Amended and Restated Senior Bridge Conversion Notes (the “BAXL 10% Amended Notes”), (ii) the $3,500,000 principal amount of 12% Senior Secured Convertible Notes (the “BAXL 12% 2007 Bridge Notes”) sold pursuant to the BAXL Bridge SPA in the BAXL 2007 Bridge Financing; (iii) the BAXL April Notes, (iv) the BAXL May Notes, and (v) any other Indebtedness of BAXL all as set forth on Schedule 1.2 hereto (the “BAXL Other Indebtedness”). The Forms of the BAXL 10% Amended Notes and the BAXL 12% 2007 Bridge Notes are annexed hereto as Exhibit A and Exhibit B, respectively.

"BAXL DISCLOSURE DOCUMENT" means any disclosure materials to be provided to the shareholders of BAXL in connection with the meeting of its shareholders (or obtaining of written consent) contemplated hereby.

"BAXL FINANCIAL STATEMENTS" has the meaning set forth in Section 3.12 of this Agreement.

"BAXL MATERIAL AGREEMENTS" has the meaning set forth in Section 3.19 of this Agreement.

“BAXL MAY BRIDGE” means the sale by BAXL of (i) $500,000 aggregate principal amount of BAXL 2007 12% Subordinated Notes (the “BAXL MAY NOTES”), and (ii) the rights to acquire five (5) year warrants to purchase up to an aggregate of 50,000 shares of Pubco Common Stock (the “BAXL MAY BRIDGE WARRANTS”). The BAXL May Bridge Warrants and the BAXL 2007 May Notes were sold to investors pursuant to a Subscription Agreement by and among the purchasers named therein and BAXL (the “BAXL MAY BRIDGE SPA”).

“BAXL PREFERRED CONVERSION CONSENTS” means the written consents executed by the holders of not less than a majority of interest of the holders of the BAXL Series A-1 Convertible Preferred Stock and Series B-1 Convertible Preferred Stock, pursuant to which such persons have consented to convert each share of BAXL Preferred Stock into one share of BAXL Common Stock effective as of the Effective Time, so that at the Effective Time, no shares of BAXL Preferred Stock are issued and outstanding.

"BAXL PREFERRED STOCK" means the Series A-1 Convertible Preferred Stock of BAXL and the Series B-1 Convertible Preferred Stock of BAXL, having such terms and conditions set forth in BAXL’s Restated Articles, all of which BAXL Preferred Stock shall, prior to and as a condition to the closing of the Merger, be converted into shares of BAXL Common Stock pursuant to the BAXL Preferred Conversion Consents.

“BAXL PRINCIPAL SHAREHOLDERS" shall have the meaning set forth in the 7th "WHEREAS" clause of this Agreement.

"BAXL RESTATED CERTIFICATE" means the Amended and Restated Certificate of Incorporation of BAXL.

“BAXL SECURITIES” means all shares of (i) BAXL Common Stock, (ii) BAXL Common Stock issuable upon conversion of BAXL Preferred Stock and (iii) all BAXL notes convertible into shares of Pubco Common Stock, issued and outstanding as of the Effective Date.

“BAXL SECURITIES HOLDERS” means all holders of BAXL Securities.

“BAXL SHAREHOLDER MERGER CONSENT” means the consent of the required amount of voting stock of BAXL to the Merger and related items obtained in accordance with all applicable Laws either (i) at a shareholders’ meeting, or (ii) by written consent.

“BAXL 10% AMENDED NOTES” shall have the meaning set forth in the definition of “BAXL Debt.”

“BAXL 12% 2007 BRIDGE NOTES” has the meaning set forth in the definition of the term BAXL Debt.

“BAXL 2007 BRIDGE FINANCING” means the sale by BAXL of (i) $3,500,000 aggregate principal amount of BAXL 2007 12% Bridge Notes convertible into Pubco Common Stock, and (ii) five (5) year warrants to purchase fifteen (15%) percent of the aggregate number of shares of Pubco Common Stock issuable upon conversion of the BAXL 2007 12% Bridge Notes (the “BAXL 2007 Bridge Warrants”). The BAXL 2007 Bridge Warrants and the BAXL 2007 12% Bridge Notes were sold to investors pursuant to a Securities Purchase Agreement by and among the purchasers named therein and BAXL (the “BAXL 2007 Bridge SPA”).

“BAXL 2007 BRIDGE PLACEMENT AGENT” means the placement agent for the BAXL 2007 Bridge Financing who received, among other items, (i) cash commissions and expense reimbursement equal to thirteen (13%) percent of the gross proceeds raised in such private placement; and (ii) five (5) year warrants to purchase fifteen (15%) percent of the aggregate number of shares of Pubco Common Stock issuable upon conversion of the BAXL 2007 Bridge Warrants issued in the BAXL 2007 Bridge Financing (the “BAXL 2007 Bridge Placement Agent Warrants”).

“BAXL 2007 BRIDGE PLACEMENT AGENT WARRANTS” has the meaning set forth in the definition of the BAXL 2007 Bridge Placement Agreement.

“BAXL 2007 BRIDGE SPA” has the meaning set forth in the definition of the BAXL 2007 Bridge Financing.

“BAXL VOTING AGREEMENT” has the meaning set forth in Section 6.4.

"CERTIFICATE OF MERGER" has the meaning set forth in Section 2.1.

"CERTIFICATES" has the meaning set forth in Section 2.6.1(b).

"CLOSING" has the meaning set forth in Section 7.1 of this Agreement.

"CLOSING DATE" has the meaning set forth in Section 7.1 of this Agreement.

"CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"COMMISSION" means the Securities and Exchange Commission.

"CONSENT" means any consent, approval, waiver or authorization of, or any registration, qualification, designation, declaration or filing with any Person.

“DGCL” means General Corporation Law of the State of Delaware.

"EFFECTIVE DATE" has the meaning set forth in Section 7.1.

"EFFECTIVE TIME" has the meaning set forth in Section 7.1.

"ERISA" has the meaning set forth in Section 4.16(d) of this Agreement.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

"EXCHANGE AGENT" has the meaning set forth in Section 2.6.1.

"GOVERNMENTAL AUTHORITY" means any federal, state, municipal, local, foreign or other judicial, arbitral, governmental or regulatory authority or organization, body, entity, agency or instrumentality, or any political subdivision thereof.

"GUARANTY" means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, liabilities or obligations against loss, or any "keep well" or similar arrangement.

“INDEBTEDNESS” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under capital leases, (d) all obligations or liabilities of others secured by a lien on any asset of a Person or its Affiliates, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (e) above.

"INTANGIBLE PROPERTY" means, as to any Person, all foreign and domestic trademarks, trademark rights, trade names, trade dress, trade name rights, service marks, brands and copyrights (or pending registrations and applications therefore) owned, used or controlled by such Person, and all other intellectual property and proprietary rights, including trade secrets, technology, know-how and other information owned, held or used by such Person.

"IRS" means the Internal Revenue Service or any successor agency.

"KNOWLEDGE" or "KNOWN" means, with respect to any representation or warranty or other statement in this Agreement qualified by the Knowledge of any party, that such party has made a reasonable investigation as to the matters that are the subject of such representation, warranty or other statement. Where reference is made to the Knowledge of any party, such reference shall mean the Knowledge of the officers and directors of such party and their respective Subsidiaries, all of whom shall be deemed to have conducted the investigation required by this definition.

"LAWS" means each and every law, ordinance, statute, common law, regulation, judgment, directive, ruling, order and other legal requirement of any Governmental Authority, self-regulatory organization or other entity, including, but not limited to, those relating to securities and broker-dealers.

"LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

"MASTODON" means Mastodon Ventures, Inc., BAXL’s strategic advisor.

"MASTODON/BAXL AGREEMENT" shall mean the agreement dated August 25, 2006 by and between Mastodon and BAXL, as amended pursuant to an amendment dated May [__], 2007 by and between Mastodon and BAXL.

“MASTODON FEE” means $950,000 fee payable to Mastodon pursuant to the terms of the Mastodon/BAXL Agreement

“MASTODON WARRANTS” shall mean the five (5) year warrants to purchase 565,000 shares of Pubco Common Stock at a purchase price of $1.88 per share to be issued to Mastodon at the Merger Closing and the Pubco PIPE Closing pursuant to the Mastodon/BAXL Agreement.

“MASTODON SPA” shall mean the Stock Purchase Agreement dated as of April 17, 2007 between Mastodon and Pubco, pursuant to which Mastodon acquired from Pubco, subject to the Merger Closing, an aggregate of 1,005,000 shares of Pubco Common Stock.

“MAXIMUM AMOUNT” and “MINIMUM AMOUNT” have the meanings set forth in Section 2.5(b) of this Agreement.

"MERGER" has the meaning set forth in Section 2.1 of this Agreement.

“MERGER CLOSING” means the date of the closing of the Merger.

"ORDER" means any judgment, injunction, notice, suit, decree or order of any Governmental Authority, court, ordinance, entity, arbitral entity or self-regulatory organization.

"PERMIT" means any consent, authorization, approval registration, qualification, filing, franchise, certificate, license or permit of any Governmental Authority, self-regulatory organization or other Person.

"PERSON" means any natural person, corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or Governmental Authority or any other entity.

“PUBCO ADDITIONAL STOCK” shall mean all shares of Pubco Common Stock issuable upon exercise of (i) the BAXL 2007 Bridge Warrants, (ii) the BAXL 2007 Bridge Placement Agent Warrants, (iii) warrants issued to investors, placement agents and/or selling agents in connection with the Pubco PIPE Financing, (iv) the Mastodon Warrants, (v) options/warrants issued by Pubco at an exercise price no less than 125% above the Pubco PIPE Share Price (vi) the Pubco Plan Options issued pursuant to the Pubco Stock Option Plan, and (vii) Pubco warrants to purchase up to 12,500 shares of Pubco Common Stock.

“PUBCO CHARTER AMENDMENT” means a Certificate of Amendment, to the Pubco Certificate of Incorporation, in effect as of the date hereof, pursuant to which Pubco shall amend its Certificate of Incorporation to change its name to BAXL Holdings, Inc., effective as of the Effective Date.

"PUBCO COMMON STOCK" means the common stock of Pubco, par value $0.001, per share.

"PUBCO COMMISSION REPORTS" has the meaning specified in Section 4.5.

“PUBCO CONVERSION RATIO” has the meaning specified in Section 2.5(a).

"PUBCO FINANCIAL STATEMENTS" has the meaning specified in Section 4.5.

"PUBCO MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 4.1 of this Agreement.

"PUBCO MATERIAL AGREEMENTS" has the meaning set forth in Section 4.17 of this Agreement.

“PUBCO PIPE CLOSING” shall mean the initial closing of the Pubco PIPE Financing pursuant to which Pubco shall close on no less than $8,000,000 of gross proceeds in the Pubco PIPE Financing and shall effectuate the Merger Closing.

“PUBCO PIPE ESCROW” shall mean the escrow account established by Pubco for purpose of holding the proceeds of the Pubco Pipe Financing until such proceeds are released upon the Initial Closing and any subsequent closings of the Pubco Pipe Financing.

"PUBCO PIPE FINANCING" means the proposed private placement of Pubco Common Stock, pursuant to which Pubco shall sell (either directly or through placement agents and/or selling agents) shares of Pubco Common Stock, resulting in aggregate gross proceeds to Pubco of a minimum of $8,000,000 and a maximum of $10,000,000.

“PUBCO PIPE REGISTRATION STATEMENT” means a registration statement of Pubco registering for resale, all shares of Pubco Common Stock sold in the Pubco PIPE Financing, including, but not limited to, shares issuable upon exercise of any warrants issued by Pubco to investors, placement agents and/or selling agents in the Pubco PIPE Financing; and shares of Pubco Common Stock issuable upon (i) conversion of the BAXL 12% 2007 Bridge Notes, (ii) exercise of the BAXL 2007 Bridge Warrants, (iii) exercise of the BAXL 2007 Bridge Placement Agent Warrants, (iv) exercise of the BAXL April Bridge Warrants, (v) exercise of the BAXL April Bridge Agent Warrants, (vi) exercise of BAXL May Bridge Warrants; (vii) exercise of the Mastodon Warrants, and also including the shares of Common Stock issued pursuant to this Agreement.

"PUBCO PIPE SHARE PRICE" means the per share sale price that a share of Pubco Common Stock is sold in the Pubco PIPE Financing, which such Pubco PIPE Share Price shall be not less than $1.50 per share.

“PUBCO PLAN OPTIONS” has the meaning set forth in Section 6.7 of this Agreement.

"PUBCO PROXY STATEMENT" means, if so required by applicable Law, a proxy statement provided to the shareholders of Pubco.

"PUBCO RELATED PARTY" and "PUBCO RELATED PARTIES" have the meanings set forth in Section 4.20 of this Agreement.

“PUBCO REDEMPTION” has the meaning specified in Section 6.9 of this Agreement.

"PUBCO STOCK OPTION PLAN" has the meaning specified in Section 6.7 of this Agreement.

"REGULATORY AUTHORITY" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, and all foreign, federal, state and local regulatory agencies and other governmental entities or bodies having jurisdiction over the parties to this Agreement and their respective assets, businesses and/or Subsidiaries, including the NASD and the Commission.

"SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"SUBSIDIARY" of any Person means any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of 50% or more, or any Person which may be controlled, directly or indirectly, by such Person, whether through the ownership of voting securities, by contract, or otherwise.

"SURVIVING CORPORATION" has the meaning set forth in Section 2.1.

"TAX" means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, transportation, transportation excise, registration, value added, documentary stamp, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any tax return relating thereto).

"TERMINATION DATE" has the meaning set forth in Section 7.5 of this Agreement.

ARTICLE II
THE MERGER AND RELATED TRANSACTIONS

2.1  THE MERGER.  At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of applicable Law, AAC shall be merged with and into BAXL (the "Merger"), the separate corporate existence of AAC shall cease and BAXL shall continue as the surviving corporation. BAXL, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, substantially in the form of Exhibit C hereto, with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the "Certificate of Merger").

2.2  EFFECT OF THE MERGER.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of BAXL and AAC shall vest in the Surviving Corporation, and all debts, liabilities and duties of BAXL and AAC shall become the debts, liabilities and duties of the Surviving Corporation.

2.3 ARTICLES OF INCORPORATION; BYLAWS.

(a) RESTATED ARTICLES. At the Effective Time, the BAXL Restated Certificate, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended.

(b) BY-LAWS. The Bylaws of BAXL, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

2.4 DIRECTORS AND OFFICERS. The Board of Directors of Pubco and the Surviving Corporation shall initially consist of no more than five (5) (four (4) if the Bridge Note Board Designee is not appointed), members (the “Initial Board”), of which four (4) of the initial directors of Pubco and the Surviving Corporation shall be those selected by BAXL (the “BAXL Board Designees”), and one (1) of which shall be selected by holders owning no less than 50.1% of the aggregate principal amount of the BAXL 2007 12% Bridge Notes (the “BAXL Bridge Note Board Designees”); provided, however that in the event the BAXL Bridge Note Board Designee is not appointed, the holders of 50.1% of the then outstanding aggregate principal amount of BAXL 2007 12% Bridge Notes may appoint an advisor (the “Bridge Advisor”) to the Pubco Board of Directors. The Bridge Advisor shall be entitled to attend (and receive at least two (2) day prior notice of the time, place and agenda) either in person or telephonically all meetings of the Board of Directors of Pubco. The BAXL Board Designees and the BAXL Bridge Note Board Designees (or Bridge Advisor) shall be the persons set forth on Schedule 2.4 hereto. Schedule 2.4 may be delivered by BAXL and the holders of the BAXL 2007 12% Bridge Notes at anytime prior to the Effective Date. The Initial Board shall serve for a term of one (1) year and thereafter until their respective successors are duly elected or appointed and qualified. In the event that a BAXL Board Designee or BAXL Bridge Note Board Designee is unable to serve for the initial one year term, a replacement director shall be selected by the respective group. The initial officers of Pubco and the Surviving Corporation shall be those selected by BAXL and set forth on Schedule 2.4 of this Agreement, which Schedule 2.4 may be delivered by BAXL at any time prior to the Effective Time.

2.5 ADDITIONAL EVENTS. At the Effective Time, the following shall occur:

(a) CANCELLATION OF BAXL COMMON STOCK. Each share of BAXL Common Stock issued and outstanding immediately prior to the Effective Time, including all BAXL Shares of Common Stock issuable upon conversion of the BAXL Preferred Stock into BAXL Common Stock pursuant to the BAXL Preferred Conversion Consents will be automatically canceled and extinguished and the holders of each share of BAXL Common Stock shall be entitled to receive 0.0092134 (the “Pubco Conversion Ratio”) shares of Pubco Common Stock for each share of BAXL Common Stock so owned (2,274,444 shares of Pubco Common Stock in the aggregate), which assuming the Merger Closing, the Pubco PIPE Financing Closing and the Pubco Redemption shall equal approximately 15.79% assuming the Minimum Amount (14.45% assuming the Maximum Amount) of the issued and outstanding Pubco Common Stock, on a fully-diluted basis, but excluding all shares of Pubco Additional Stock).

(b) THE PUBCO PIPE FINANCING. Pubco shall effectuate the sale in the Pubco PIPE Closing of no less than $8,000,000 (5,333,333 shares) (the “Minimum Amount”) up to $10,000,000 (6,666,667 shares) (the “Maximum Amount”) of Pubco Common Stock at a purchase price of no less than $1.50 per share of Pubco Common Stock.

(c) RESERVATION OF SHARES OF PUBCO COMMON STOCK FOR CONVERSION OF THE BAXL 12% 2007 BRIDGE NOTES. At the Effective Time, Pubco shall have reserved 5,307,037 shares of Pubco Common Stock (subject to any increase for any anti-dilution provisions set forth in the BAXL 2007 12% Bridge Notes) for issuance upon conversion of the $3.5 million aggregate principal amount of the BAXL 2007 12% Bridge Notes (assuming the Merger Closing, the Pubco PIPE Financing Closing, and the Pubco Redemption approximately 36.84% of the issued and outstanding Pubco Common Stock, on a fully-diluted basis, assuming the Minimum Amount, 33.72% assuming the Maximum Amount) but excluding all shares of Pubco Additional Stock.

(d) ISSUED AND OUTSTANDING SHARES OF PUBCO COMMON STOCK IMMEDIATELY PRIOR TO EFFECTIVE TIME. Immediately prior to the Effective Time, Pubco shall have issued and outstanding 2,012,500 shares of Pubco Common Stock, on a fully-diluted basis, including 12,500 shares issuable upon the exercise of warrants but excluding all shares of Pubco Additional Stock.

(e) CAPITAL STOCK OF AAC. Each share of AAC Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into one (1) validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of AAC Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation. All issued and outstanding AAC Common Stock shall, following the Effective Time and pursuant to this Agreement be owned by Pubco.

(f) CANCELLATION OF BAXL OPTIONS AND WARRANTS. At the Effective Time, pursuant to the BAXL Cancellation Agreements, and as a condition to the Merger Closing and the Pubco PIPE Financing Closing, all issued and outstanding options, warrants and/or securities convertible, exchangeable or exercisable into BAXL capital stock, other than those BAXL securities expressly set forth on Schedule 2.5(f) of this Agreement (collectively, the "BAXL Options and Warrants"), shall have been cancelled. Upon exercise of any BAXL Options and Warrants, each holder thereof shall be entitled to receive upon payment of the applicable purchase price, the number of shares of Pubco Common Stock equal to the product of (i) the number of shares of BAXL Common Stock that such holder would have received if such security were exercised prior to the Merger, (ii) times the Pubco Conversion Ratio. Schedule 2.5(f) may be amended from time to time by BAXL prior to the Effective Time and, if amended, BAXL shall deliver an updated Schedule 2.5(f) prior to the Effective Time and such amended and updated Schedule 2.5(f) shall replace any prior Schedule 2.5(f).

(g) RESERVATION OF SHARES OF ADDITIONAL PUBCO STOCK. As of the Effective Time, Pubco shall have reserved for issuance the amount of shares of Pubco Common Stock to permit the issuance of all shares of Pubco Additional Stock.

(h) ASSUMPTION OF BAXL 10% AMENDED NOTES. As of the Effective Time, and as a condition to the Merger Closing and the Pubco PIPE Financing Closing, Pubco shall assume pursuant to this Agreement (i) the $2.5 million aggregate principal amount of the BAXL 10% Amended Notes and all obligations thereunder, and (ii) each holder of the BAXL 10% Amended Notes shall have entered into the BAXL 10% Note Amendment. Schedule 2.5(h) hereto sets forth the name, address and the aggregate principal amount of each of the holders’ BAXL 10% Amended Note.

(i) DISSENTING BAXL STOCKHOLDERS. Any holder of shares of BAXL Common Stock who perfects their rights of appraisal (the “Dissenters Rights”) in accordance with and as contemplated by the DGCL shall not be converted into Pubco Common Stock, but instead shall be entitled to receive such consideration as determined pursuant to the applicable provisions of the DGCL upon surrender to Pubco of the certificate or certificates representing the shares for which payment is being made (the "Dissenters’ Compensation"). In the event that a dissenting stockholder of BAXL fails to perfect, or effectively withdraws or loses, its right to appraisal and payment for its shares under the DGCL, Pubco shall issue and deliver the number of shares of Pubco Common Stock to which such holder of BAXL Common Stock would otherwise be entitled pursuant to the provisions of this Article II (without interest) upon surrender by such holder of the certificate or certificates representing such shares held by such holder. Notwithstanding anything to the contrary provided herein or elsewhere in this Agreement or elsewhere, in the event (i) any Dissenters' Compensation is paid to any Person, the aggregate of all Dissenters' Compensation the number of shares of Pubco Common Stock issuable to holders of BAXL Common Stock shall be reduced by that number of shares of Pubco Common Stock equal to the aggregate Dissenters' Compensation divided by the Pubco PIPE Share Price and/or (ii) more than ten percent (10%) of the holders of BAXL Common Stock exercise their respective Dissenters Rights, BAXL may elect not to proceed with the Merger.

(j) FRACTIONAL SHARES. No certificates representing fractional shares of Pubco Common Stock will be issued as a result of the Merger. Each holder of shares of BAXL Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Pubco Common Stock shall receive, in lieu thereof, cash (rounded to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of Pubco Common Stock, multiplied by the Pubco PIPE Share Price. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

2.6 SURRENDER OF CERTIFICATES.

2.6.1 EXCHANGE AGENT. Pubco's transfer agent or such other person as BAXL and Pubco shall so select shall act as the exchange agent (the "Exchange Agent") in the Merger.

(a) PUBCO TO PROVIDE PUBCO COMMON STOCK. Promptly after the Effective Time, Pubco shall make available to the Exchange Agent for exchange in accordance with this Article II, all shares of Pubco Common Stock issuable (whether or not issuable at the Effective time or a subsequent date in which event such Share of Pubco Common Stock shall be held until issuance is required, pursuant to the terms of this Agreement and/or in exchange for outstanding BAXL Securities. Schedule 3.22 attached hereto sets forth the name and address of each Person entitled to receive shares of Pubco Common Stock pursuant to this Agreement, the amount of each type of BAXL Securities held by such Person and the number of shares of Pubco Common Stock that each such Person shall receive in exchange for such Person’s BAXL Securities.

(b) CONVERSION PROCEDURES. Promptly after the Effective Time, Pubco shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of BAXL Common Stock whose shares were converted into the right to receive shares of Pubco Common Stock in the Merger, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Pubco may reasonably specify ) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Pubco Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Pubco, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefore certificates representing the number of whole shares of Pubco Common Stock into which their shares of BAXL Common Stock were converted at the Effective Time in accordance with the Pubco Conversion Ratio, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the number of full shares of Pubco Common Stock into which such shares of BAXL Common Stock shall have been so converted.

(c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Pubco Common Stock represented thereby (subject to Section 2.8) until the holders of record of such Certificates shall surrender such Certificates in accordance with this Section 2.6 (subject to Section 2.8).

(d) TRANSFERS OF OWNERSHIP. If certificates representing shares of Pubco Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Pubco Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Pubco or any agent designated by it that such tax has been paid or is not payable.

(e) REQUIRED WITHHOLDING. Each of the Exchange Agent, Pubco and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of BAXL Common Stock such amounts as may be required to be deducted or withheld there from under the Code or under any provision of state, local or foreign tax law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(f) NO LIABILITY. Notwithstanding anything to the contrary, neither the Exchange Agent, Pubco, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Pubco Common Stock, BAXL Common Stock and/or shares of BAXL Additional Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 NO FURTHER OWNERSHIP RIGHTS IN BAXL CAPITAL STOCK. All shares of Pubco Common Stock issued upon the surrender for exchange of shares of BAXL Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BAXL Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of BAXL Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled or exchanged as provided in this Article II.

2.8 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Pubco Common Stock into which the shares of BAXL Common Stock represented by such Certificates were converted; provided, however, that Pubco may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Pubco Common Stock, require the owner of such lost, stolen or destroyed Certificates to indemnify Pubco against any claim that may be made against Pubco, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.9 CLASSES OF STOCK ENTITLED TO VOTE ON MERGER. With respect to (i) AAC, the only class of AAC stock entitled to vote on the Merger is AAC Common Stock, and (ii) BAXL, the only class of BAXL Stock entitled to vote on the Merger are BAXL Preferred Stock and BAXL Common Stock.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BAXL

In order to induce Pubco and AAC to enter into this Agreement and to consummate the transactions contemplated hereby, BAXL, makes the representations and warranties set forth below to Pubco and AAC.

3.1 ORGANIZATION. BAXL is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation. BAXL does not own or have any Subsidiary. BAXL is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of BAXL (an "BAXL Material Adverse Effect"). BAXL has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted. BAXL has the corporate authority to execute, deliver and perform this Agreement and the transaction set forth herein.

3.2 AUTHORIZATION; ENFORCEABILITY. Subject to the approval by the Boards of Directors and shareholders of BAXL, the execution, delivery and performance of this Agreement by BAXL and the consummation by it of the transactions contemplated hereby will be as of the Effective Time, duly authorized by all requisite corporate action on the part of BAXL. Assuming execution and performance by the other parties hereto, this Agreement constitutes the legal, valid and binding obligations of BAXL, enforceable against it in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Agreement by BAXL and the consummation by it of the transactions contemplated hereby: (i) do not and will not violate or conflict with any provision of Law or any Order specifically naming BAXL, or any provision of BAXL’s Restated Articles or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, (a) result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any Consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of BAXL or pursuant to, any material instrument or agreement to which it is a party or by which it or its properties may be bound or affected; or (b) result in any violation, suspension, revocation, impairment, forfeiture or non-renewal of any Permit or Consent.

3.4 COMPLIANCE WITH LAWS. To the best of its knowledge, BAXL is in compliance with all Laws and Orders applicable to BAXL and its businesses and properties. BAXL is not subject to any agreement or consent decree or Order with any Governmental Authority or self-regulatory organization arising out of previously asserted violations.

3.5 LEGAL PROCEEDINGS. Except as disclosed on Schedule 3.5 to this Agreement, to BAXL’s Knowledge neither BAXL nor any of its officers, directors or employees is, a party to any pending or, to the Knowledge of BAXL, threatened, legal, administrative or other proceeding, arbitration or investigation relating to BAXL businesses, and BAXL has no Knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving it. Except as disclosed on Schedule 3.5 to this Agreement, neither BAXL (and to BAXL’s Knowledge, none of its officers, directors or employees) is subject to any Order of any court, judicial entity, arbitral entity, self-regulatory organization or Governmental Authority.

3.6 BROKERS. Except as otherwise set forth on Schedule 3.6, BAXL has not employed any financial advisor, broker or finder and it has not incurred and it will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

3.7 RESTATED ARTICLES, BYLAWS AND MINUTE BOOKS. True and complete copies of the Restated Articles, as amended to date, Bylaws, as amended to date, and minute books of BAXL have been delivered by BAXL to Pubco. Such documents contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof; and such items accurately reflect all material actions taken by such Persons.

3.8 ABSENCE OF CERTAIN BUSINESS PRACTICES. To BAXL’s Knowledge, no employee or agent of BAXL, and no officer or director of BAXL and no other Person acting at the direction of any of the foregoing or associated or Affiliated with BAXL, and no other Person for whom BAXL may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom BAXL has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of BAXL (or assist BAXL in connection with any actual or proposed transaction), in either event which (a) may subject BAXL to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, may have an adverse effect on the results of operations, assets, business, operations or prospects of BAXL or may lead to suit or penalty in any private or governmental litigation or proceeding. None of the foregoing Persons has, directly or indirectly, offered, paid, or agree to pay to any Person or solicited, received or agreed to receive from any such Person, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for BAXL, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable Law.

3.9  PROXY STATEMENT AND DISCLOSURE DOCUMENTS. None of the information relating to BAXL and furnished in writing by BAXL for inclusion in the Pubco Proxy Statement, if one is filed, or the BAXL Disclosure Document at the respective times that they are mailed to holders of Pubco and/or BAXL Common Stock and/or BAXL Preferred Stock, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.10  INVESTMENT REPRESENTATIONS. Each of the shareholders of BAXL has had (or prior to the meeting of BAXL’s shareholders contemplated hereby will have) both the opportunity to ask questions of and receive answers from the officers and directors of BAXL and Pubco with respect to the transactions contemplated hereby and the business of the parties hereto, and to receive such additional information as they have requested with respect thereto. Each shareholder of BAXL has been or will be provided with a copy of this Agreement and the Commission filings referred to herein.

3.11 DISCLOSURE. No representation or warranty of BAXL contained in this Agreement or the schedules hereto, and no certificate or notice furnished by or on behalf of BAXL to Pubco or its agents pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. No executive officer or director of BAXL has been the subject of any of the events referenced in Section 401(f) of Regulation S-K.

3.12 FINANCIAL STATEMENTS. Exhibit D hereto consists of BAXL’s (i) audited financial statements for and as of the twelve (12) month periods ended December 31, 2006, 2005 and 2004, and (ii) unaudited interim financial statements for and as of the three (3) month period ended March 31, 2007 (the “BAXL Financial Statements”). The BAXL Financial Statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the date of such BAXL Financial Statements. Such BAXL Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of the unaudited statements, to normal, immaterial, year-end audit adjustments.

3.13 MATERIAL CHANGES. Since December 31, 2006, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) BAXL has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the BAXL's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) BAXL has not altered its method of accounting or the identity of its auditors, and (iv) BAXL has not declared or made payment or distribution of any dividend or distribution of cash or other property to the holders of BAXL Common Stock or BAXL Preferred Stock, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

3.14 NO UNDISCLOSED LIABILITIES. Other than as disclosed on Schedule 3.14 hereof, and other than the BAXL Debt, BAXL has no outstanding Indebtedness.

3.15 TAXES. To the best of BAXL’s knowledge, BAXL has filed all Tax returns (including statements of estimated Taxes owed) and reports required to be filed within the applicable periods (subject to extensions) for such filings and have paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect of the period subsequent to the last periods covered by such returns. No deficiencies for any Tax are currently assessed against BAXL. There is no Tax Lien, whether imposed by any federal, state or local taxing authority, outstanding against the assets, properties or business of BAXL. BAXL has not executed any waiver of the statute of limitations on the assessment or collection of any Tax or governmental charge.

3.16 REAL PROPERTY. BAXL currently has a month to month lease for its executive offices in Bethel, Connecticut pursuant to which it pays approximately $13,000 per month, subject to escalation clauses for common areas only. BAXL, however, has entered into a two (2) year lease commencing December 1, 2006, pursuant to which it shall pay approximately $15,000 per month, subject to escalation clauses for common areas and to additional rent for extra square footage that BAXL may, at its option, occupy.

3.17 TANGIBLE PERSONAL PROPERTY; ASSETS. All material items of personal property and assets owned or leased by BAXL are in good operating condition, normal wear and tear excepted.

3.18 INTANGIBLE PROPERTY. BAXL owns, or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted, the lack of which could reasonably be expected to have a Material Adverse Effect. Other than as described in Schedule 3.18, BAXL does not have any knowledge of any infringement by BAXL of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and no claim, action or proceeding has been made or brought against, or to BAXL’s knowledge, has been threatened against, BAXL regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

3.19 MATERIAL CONTRACTS. Other than as set forth on Schedule 3.19, (a) neither BAXL nor any of its properties or assets is a party to or bound by any (i) Contract not made in the ordinary course of business, or involving a commitment or payment by BAXL in excess of $50,000 or, to BAXL’s knowledge, otherwise material to the business of BAXL , (ii) Contract among members or granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or share capital of BAXL or any other Person or involving a sharing of profits, (iii) mortgage, pledge, conditional sales contract, security agreement, factoring agreement or other similar Contract with respect to any real or tangible personal property of BAXL, or (iv) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit or any other similar type of Contract.

3.20 EMPLOYEES. To the best of BAXL’s knowledge no key executive Employee, or independent contractor has any plans to terminate his or her employment or relationship as an Employee or independent contractor with BAXL.

3.21 EXEMPTION FROM REGISTRATION. BAXL and Pubco shall take all proper action, including, but not limited to, providing the holders of BAXL Securities with or access to information about each of BAXL and Pubco such that all shares of Pubco Common Stock issued in connection with the Merger may be issued by Pubco to such persons in reliance on the exemption from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) the Securities Act and Rule 506 promulgated thereunder. In furtherance of the foregoing, BAXL hereby represents and warrants to Pubco, that each of the holders of BAXL Securities meets the requirements of at least one of the suitability standards for an “accredited investor,” as such term is defined in Regulation D, promulgated under the Securities Act, and/or has such knowledge and expertise in business and financial matters, so that the total number of BAXL Securities Holders that will receive shares of Pubco Common Stock issued in connection with the Merger comes within the limitation on number of “purchasers” as such term is defined under Rule 506 of Regulation D promulgated under the Securities Act as calculated pursuant to Rule 501(e) promulgated under the Securities Act.

3.22 BAXL SECURITIES HOLDERS. Set forth on Schedule 3.22 attached hereto, is a true and complete list of all BAXL Securities Holders entitled to receive shares of Pubco Common Stock as consideration for the Merger. Such Schedule 3.22 provides for each such BAXL Security Holder, the number of shares of BAXL Securities beneficially owned, the full name and address of such BAXL Security Holder and the number of shares of Pubco Common Stock to be issued to such BAXL Security Holder.

3.23 SURVIVAL. All representations and warranties set forth in this Agreement or in any of the Transaction Documents or in any writing or certificate delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of twelve (12) months (the “Survival Period”).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PUBCO AND AAC

In order to induce BAXL to enter into this Agreement and to consummate the transactions contemplated hereby, Pubco and AAC jointly and severally make the representations and warranties set forth below to BAXL. Except where the context specifically requires otherwise, all representations and warranties made with respect to AAC shall also be deemed made with respect to and shall apply to Pubco Sub in all respects.

4.1  ORGANIZATION. Each of Pubco and AAC is a corporation duly organized, validly existing and in good standing under the Laws of its state of incorporation. Pubco does not own or have any Subsidiaries other than AAC and AAC does not own or have any subsidiaries. Each of Pubco and AAC is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasi0ng of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, assets, liabilities, prospects or business of Pubco and AAC on a consolidated basis (a "Pubco Material Adverse Effect"). Each jurisdiction in which Pubco or AAC is qualified to transact business as a foreign corporation is listed on Schedule 4.1. Each of Pubco and AAC has the corporate authority to (i) own or lease and operate its properties and (ii) conduct its business as presently conducted. Each of Pubco and AAC has the corporate authority to execute, deliver and perform this Agreement.

4.2  AUTHORIZATION; ENFORCEABILITY. Subject to the receipt of shareholder approval by the shareholders of Pubco, the execution, delivery and performance of this Agreement by Pubco and AAC and the consummation by Pubco and AAC of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Pubco and AAC. This Agreement has been duly executed and delivered by Pubco and AAC and constitutes the legal, valid and binding obligations of them, enforceable against them in accordance with their terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity.

4.3  NO VIOLATION OR CONFLICT. Except as set forth on Schedule 4.3, the execution, delivery and performance by Pubco and AAC of this Agreement and the consummation by Pubco and AAC of the transactions contemplated hereby and thereby; (i) do not and will not violate or conflict with any provision of Law or any Order specifically naming Pubco, AAC or any provision of Pubco's or AAC's Certificate of Incorporation or Bylaws; and (ii) do not and will not, with or without the passage of time or the giving of notice, (a) result in the breach of, or constitute a default, cause the acceleration of performance, permit the unilateral modification or termination of, or require any Consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Pubco or AAC pursuant to, any material instrument or agreement to which Pubco or AAC is a party or by which Pubco or AAC or their respective properties may be bound or affected; or (b) result in any violation, suspension, revocation, impairment, forfeiture or non-renewal of any Permit or Consent.

4.4  CONSENT OF GOVERNMENTAL AUTHORITIES. Other than in connection with the DGCL, or the Nevada Corporate Law, the Exchange Act, the Securities Act and the state securities Laws of any jurisdiction, no Consent or Permit from, of or with any Governmental Authority is required to be made by Pubco or AAC in connection with the execution, delivery or performance by Pubco or AAC of this Agreement or the consummation by Pubco or AAC of the transactions contemplated hereby. There is no unresolved objection to the Merger made by any Governmental Authority or self-regulatory organization.

4.5  FINANCIAL STATEMENTS; COMMISSION REPORTS. Except as set forth on Schedule 4.5, the financial statements of Pubco (the "Pubco Financial Statements") included in the Pubco Commission Reports, as defined below, as of the dates thereof, and for the periods covered thereby: (i) have been prepared in accordance with the books of account and records of Pubco; (ii) fairly present in all material respects Pubco's financial condition, assets, liabilities and equity as of the dates thereof; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied. Other than as disclosed by the Pubco Financial Statements dated February 28, 2007 or on Schedule 4.5, neither AAC nor Pubco has any liabilities, commitments or obligations (which reasonably could be expected to be material to Pubco and AAC on a consolidated basis) of any nature whatsoever, whether accrued, contingent or otherwise (other than nonmaterial liabilities, commitments or obligations incurred since February 28, 2007 in the ordinary course of business consistent with past practices to Persons other than Affiliates of Pubco) or any unrealized or anticipated losses (which reasonably could be expected to be material to Pubco) from any commitments of Pubco, and, to Pubco's Knowledge, there is no reasonable basis for assertion against Pubco of any such liability, commitment, obligation or loss. Except as set forth on Schedule 4.5, to Pubco's Knowledge, there is no basis for assertion against Pubco or AAC of any claim, liability, commitment or obligation of any nature, whether absolute, accrued or contingent, and whether due or to become due, which is not included, disclosed, or noted in the Pubco Financial Statements which could be, individually or in the aggregate, material. Any supporting schedules included in the Pubco Commission Reports present fairly, in all material respects, the information required to be stated therein. Such Pubco Financial Statements and supporting schedules: (i) were prepared in accordance with Regulation S-X promulgated by the Commission; (ii) present fairly in all material respects the financial condition of Pubco and the results of operations as at and for the respective periods then ended; and (iii) except as otherwise noted in the Pubco Commission Reports, were prepared in conformity with generally accepted accounting principals applied on a consistent basis. To the extent any such Pubco Financial Statements and supporting schedules are audited, they were audited by independent public accountants within the meaning of the rules promulgated by the Commission. Pubco has heretofore furnished or made available to BAXL entire and complete copies of each report filed by Pubco with the Commission pursuant to the Exchange Act since its inception (the "Pubco Commission Reports"). None of the Pubco Commission Reports, as of the dates they were respectively filed with the Commission, contained any untrue statement of a material fact or omitted to state or material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6  COMPLIANCE WITH LAWS.

Each of Pubco and AAC is in compliance with all Laws and Orders applicable to it or its properties. Neither Pubco nor AAC has received notification from any Governmental Authority asserting that it may not be in compliance with or may have violated any of the Laws which said Governmental Authority enforces, or threatening to revoke any Consent or Permit, and neither Pubco nor AAC is subject to any agreement or consent decree with any Governmental Authority arising out of previously asserted violations. BAXL has been furnished with true and correct copies of all records of inspections and reports of any of Pubco's or AAC's businesses or properties since incorporation under applicable Laws or conducted by insurance companies, consultants or other Persons; and all deficiencies noted therein have been corrected. BAXL has been furnished with true and correct copies of all correspondence and other filings made to or received from any Governmental Authority regarding Pubco or AAC since their incorporation.

4.7  LEGAL PROCEEDINGS. Except as set forth on Schedule 4.7, neither Pubco nor AAC is, nor since incorporation has been, a party to any pending or, to the Knowledge of Pubco, threatened, legal, administrative or other proceeding, arbitration or investigation, and Pubco has no Knowledge of any set of facts which could reasonably be expected to result in any legal, administrative or other proceeding, arbitration or investigation involving Pubco or AAC. Except as set forth on Schedule 4.7, neither Pubco nor AAC is subject to any Order of any court or Governmental Authority. Each of Pubco and AAC is in compliance with the terms of each Order set forth on Schedule 4.7. None of the items set forth on Schedule 4.7 could, individually or in the aggregate, reasonably be expected to have a Pubco Material Adverse Effect.

4.8  BROKERS. Except as set forth on Schedule 4.8, neither Pubco nor AAC has employed any financial advisor, broker or finder and none has incurred and none will incur any broker's, finder's, investment banking or similar fees, commissions or expenses to any other party in connection with the transactions contemplated by this Agreement.

4.9  ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth on Schedule 4.9, from February 28, 2007 to the date hereof: (i) each of Pubco and AAC has conducted its businesses in the ordinary and usual course consistent with past practices; (ii) there has been no occurrence which is reasonably likely to cause Pubco Material Adverse Effect; and (iii)neither Pubco nor AAC has engaged or agreed to engage in any of the actions described in Section 5.1.

4.10  ARTICLES OF INCORPORATION, BYLAWS AND MINUTE BOOKS. True and complete copies of the Articles of Incorporation, as amended to date, Bylaws, as amended to date, and minute books of Pubco and AAC have been delivered by Pubco to BAXL. Such documents books contain complete and accurate records in all material respects and have embodied therein copies of minutes of all meetings and actions by written consent of the incorporators, boards of directors (and committees thereof) and shareholders of such entities from the date of incorporation to the date hereof; and such items accurately reflect all material actions taken by such Persons.

4.11  CAPITALIZATION. As of the date hereof, the authorized capital stock of Pubco consists of 100,000,000 shares of Pubco Common Stock and 10,000,000 shares of “blank check” Preferred Stock. As of the date hereof, Pubco has 995,000 shares of Pubco Common Stock issued and outstanding (excluding 1,005,000 shares of Pubco Common Stock issuable pursuant to the Mastodon SPA and 12,500 shares issuable upon the exercise of warrants) and no shares of preferred stock issued and outstanding. All shares of Pubco's outstanding capital stock have the same rights, preferences and privileges as the Pubco Common Stock issued in the Merger and all shares of Pubco's and AAC's outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by Pubco or AAC from the date of its incorporation to the date hereof were, and no securities issued in the Pubco PIPE Financing will be, issued in violation of any statutory or common law preemptive rights. The shares of Pubco Common Stock to be issued pursuant to the Merger and Pubco PIPE Financing will, when issued in accordance with the terms of this Agreement and the Pubco PIPE Financing, respectively, be duly authorized, validly issued, fully-paid and nonassessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of Pubco or AAC. All Taxes (including documentary stamp taxes) required to be paid in connection with the issuance by Pubco or AAC of Pubco's and AAC's capital stock have been paid. All authorizations required to be obtained from or registrations required to be effected with any Person in connection with the issuances of securities by Pubco and AAC from their respective dates of incorporation to the date hereof have been obtained or effected. The shares of Pubco Common Stock to be issued pursuant to the Merger and Pubco PIPE Financing will, when issued in accordance with the terms of this Agreement and the Pubco PIPE Financing, respectively, be issued in accordance with the provisions of all applicable securities and other Laws, and all securities of Pubco and AAC previously issued have been issued in accordance with the provisions of all applicable securities and other Laws. The authorized capital stock of AAC consists of 200 shares of AAC Common Stock, par value $0.001 per share, all of which are issued and outstanding and owned by Pubco, free and clear of all liens, charges, claims or encumbrances. AAC is Pubco's sole Subsidiary. Neither Pubco nor AAC has any equity investment in any other corporation, association, partnership, joint venture or other entity. Except as set forth on Schedule 4.11, Pubco has entered into no agreements to issue shares of Pubco Common Stock or preferred stock, other than pursuant to the Pubco PIPE Financing, and has granted no registration rights with respect to Pubco Common Stock.

4.12  RIGHTS, WARRANTS, OPTIONS. Except for the Redemption and as set forth on Schedule 4.12, there are no outstanding: (i) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Pubco or AAC or any other Person issued by Pubco or AAC or to which Pubco or AAC is a party; (ii) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Pubco or AAC issued by Pubco or AAC; or (iii) commitments, agreements or understandings of any kind to which Pubco or AAC is a party, including employee benefit arrangements, relating to the issuance or repurchase by Pubco or AAC of any capital stock or other equity interests of Pubco or AAC, any such securities or instruments convertible into or exchangeable for capital stock or other equity interests of Pubco or any such options, warrants or rights.

4.13  PROPERTIES. Pubco and AAC have valid title to all properties, interests in properties and assets as reflected in the consolidated balance sheet of Pubco as of February 28, 2007 or acquired after February 28, 2007 (except properties, interests in properties and assets sold or otherwise disposed of since February 28, 2007 in the ordinary course of business to Persons other than Affiliates of Pubco), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current Taxes not yet due and payable. Pubco and AAC own no real property. Schedule 4.13 lists each piece of real property leased by Pubco. The facilities and equipment of Pubco and AAC necessary to the operations of their business are in good operating condition and repair sufficient for the operation of the business as presently conducted. Except for those assets leased or licensed by Pubco or AAC and listed on Schedule 4.13, Pubco or AAC own all assets used in their business.

4.14  GOVERNMENTAL AUTHORIZATIONS. Pubco and AAC have in full force and effect all Consents and Permits required under applicable Law for the ownership of their properties and operation of their businesses as presently operated free from unreasonable restrictions. Except as set forth on Schedule 4.14, none of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such Permit. None of the transactions contemplated hereby could reasonably be expected to have an adverse effect on the status of any such Permit or Consent or require Pubco or its Affiliates to obtain any additional Consent or Permit to continue to operate its business as previously conducted. Complete copies of all correspondence between Pubco and its Subsidiaries and all governmental agencies since May 19, 2005 has been made available to BAXL. A true and complete list of all such Consents and Permits is set forth on Schedule 4.14. There has at all times been compliance with all such Permits and Consents.

4.15  INSURANCE. Schedule 4.15 sets forth a list and description of all insurance policies existing as of the date hereof providing insurance coverage of any nature to Pubco and AAC. All such policies are in full force and effect and are enforceable in accordance with their terms, free of any right of termination on the part of any insurance carrier. No claims have been made on any such policies.

4.16  EMPLOYMENT MATTERS.

(a)  LABOR UNIONS. None of the employees of Pubco or AAC is represented by any labor union, and neither Pubco nor AAC is subject to any labor or collective bargaining agreement. None of the employees of Pubco or AAC is known by Pubco to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Pubco and AAC have not experienced any strike, work stoppage or labor disturbance with any group of employees, and to Pubco's Knowledge, no set of facts exists which could reasonably be expected to lead to any of the foregoing events.

(b)  EMPLOYMENT POLICIES. Pubco has provided to BAXL all of Pubco's and AAC's employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment.

(c)  EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 4.16(c), there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between Pubco or AAC and any officer, director, consultant or employee. Except as set forth on Schedule 4.16(c), the terms of employment or engagement of all employees, agents, consultants and professional advisors of Pubco and AAC are such that their employment or engagement may be terminated by not more than two weeks' notice given at any time without liability for payment of compensation or damages and neither Pubco nor AAC has entered into any agreement or arrangement for the management of its business or any part thereof other than with its directors or employees.

(d)  EMPLOYEE BENEFIT PLANS. Pubco has no pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or any other employee benefit plan, policy, agreement, commitment, arrangement or practice currently or previously maintained by Pubco or AAC for any of their directors, officers, consultants, employees or former employees. Pubco has no plan which constitutes an "employee pension benefit plan" or an "employee welfare benefit plan", as such terms are defined in ERISA.

(e)  PERSONNEL. Schedule 4.16(e) sets forth the names of all directors and officers of Pubco and AAC. Except as disclosed in the Pubco Financial Statements, there are no material sums due to any of Pubco or AAC employees.

(f)  LABOR PRACTICES. No unfair labor practice complaints have been filed against Pubco or AAC, and neither Pubco nor AAC has received any notice or communication reflecting any intention to make or file such a complaint. No person has made any claim, and to the Knowledge of Pubco or AAC, there is no basis for any claim against Pubco or AAC arising out of any law relating to discrimination or employment practices.

4.17  MATERIAL AGREEMENTS.

(a)  Schedule 4.17 sets forth a list of all written and oral agreements, arrangements or commitments (collectively, the "Pubco Material Agreements") to which either Pubco or AAC is a party or by which it or any of their respective assets are bound which are material to the financial position or results of operations of Pubco and AAC on a consolidated basis including, but not limited to: (i) contract, commitment, agreement or relationship resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of $25,000, or series of related contracts, commitments, agreements or relationships that in the aggregate give rise to rights or liabilities exceeding such amount; (ii) contract or commitment for the employment or retention of any employee, consultant or agent or any other type of contract with any employee, consultant or agent providing for annual payments in excess of $25,000; (iii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment relating to the borrowing of money, encumbrance of assets or guaranty of any obligation; (iv) licensing or royalty agreements or agreements providing for other similar rights or agreements with third parties relating to the supply or use of products or materials or any intellectual property; (v) any plan of a type referenced in Section 4.16; (vi) agreements which restrict Pubco or AAC from engaging in any line of business or from competing with any other Person anywhere in the world; (vii) agreements or arrangements for the sale of any of the assets, property or rights of Pubco or AAC, except for agreements to sell products or services in the ordinary course of business consistent with past practices; (viii) agreement, contract or arrangement with any Affiliate of Pubco or AAC or any Affiliate of any officer, director or employee of Pubco or AAC; (ix) guaranty of the obligations of any third party; (x) any indemnification, contribution or similar agreement or arrangement pursuant to which Pubco or AAC may be required to make or is entitled to receive any indemnification or contribution to or from any other Person except to the extent provided in the Articles of Incorporation or Bylaws of Pubco; (xi) contract regarding the purchase or sale of Pubco or AAC securities; or (xii) any other contract, agreement or instrument which cannot be terminated without penalty to Pubco or AAC , upon the provision of not greater than 30 days notice.

(b) Except as set forth on Schedule 4.17, all Pubco Material Agreements have been entered into on an "arms-length" basis with parties who are not Affiliates of Pubco. The Pubco Material Agreements are each in full force and effect and are the valid and legally binding obligations of Pubco or AAC, as the case may be, and, to Pubco's Knowledge, have not been breached by any of the other parties thereto and are valid and binding obligations of the other parties thereto. Neither Pubco nor AAC is in default under its Articles of Incorporation or Bylaws or in default or alleged default under any Pubco Material Agreement to which it is a party, and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. Except as set forth on Schedule 4.17, the continuation, validity and effectiveness of each Pubco Material Agreement under the current terms thereof will in no way be affected by the consummation of the transactions contemplated hereby and all of such items will inure to the benefit of Pubco (as the parent of the surviving corporation in the Merger). Pubco has performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed or described on any schedule to this Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a default by it, or, to the best of its Knowledge, any other party to any of the foregoing.

4.18 LIST OF ACCOUNTS.  Schedule 4.18 sets forth, as of the date hereof: (i) the name and address of each bank or other institution in which Pubco or AAC maintains an account (cash, securities or other) or safe deposit box; (ii) the name and phone number of the contact person at such bank or institution; (iii) the account number of the relevant account and a description of the type of account; and (iv) the persons authorized to transact business in such accounts.

4.19 BUSINESS. Since approximately May 19, 2005, Pubco has not engaged in any business other than as disclosed in the Pubco Commission Reports. AAC has been recently incorporated and has not engaged in any business of any nature.

4.20 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 4.20, no director, officer, shareholder or employee of Pubco or AAC (individually a "Pubco Related Party" and collectively the "Pubco Related Parties") or any Affiliate of any Pubco Related Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor or potential competitor of Pubco, or a supplier or potential supplier of Pubco, except for the ownership of not more than 5% of the outstanding stock of any company listed by a national stock exchange or the NASDAQ stock market; (ii) owns, directly or indirectly, in whole or in part, any material property, asset (other than cash) or right, real, personal or mixed, tangible or intangible, which is associated with or necessary in the operation of the business of Pubco, as presently conducted; or (iii) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to Pubco.

4.21 TAX MATTERS.

(a) All federal, state, local and foreign Tax returns and Tax reports, if any, required to be filed with respect to the business or assets of Pubco and AAC have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and reports are required to be filed; all of the foregoing as filed are true, correct and complete, and reflect accurately all liability for Taxes of Pubco and AAC for the periods for which such returns relate; and all amounts shown as owing thereon have been paid. None of such returns or reports have been audited by any Governmental Authority. Neither Pubco nor AAC has filed any Tax extension.

(b) All Taxes, if any, payable by Pubco and AAC or relating to or chargeable against any of their assets, revenues or income have been fully paid by such date or provided for by adequate reserves in the Pubco Financial Statements and all similar items due through the Closing will have been fully paid by that date or provided for by adequate reserves on the books of Pubco and AAC, which reserves shall remain available through the Closing.

(c) None of Pubco or AAC will have any liability with respect to any such Taxes including, but not limited to, interest and/or penalties, in excess of the amount so paid or the reserves so established on the books of Pubco and AAC. Neither Pubco nor AAC is delinquent in the payment of any Tax. No deficiencies for any Tax have been asserted against Pubco or AAC with respect to any Taxes which have not been paid, settled or adequately provided for and there exists no basis for the making of any such deficiency, assessment or charge.

(d) Neither Pubco nor AAC has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to federal, state, local or foreign taxation.

4.22 GUARANTIES. Neither Pubco nor AAC is a party to any Guaranty.

4.23 ABSENCE OF CERTAIN BUSINESS PRACTICES. No employee or agent of Pubco or AAC, and no officer or director of Pubco or AAC, and no other Person acting at the direction of any of the foregoing or associated or Affiliated with Pubco or AAC, and no other Person for whom Pubco or AAC may be responsible, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom Pubco or AAC has done business directly or indirectly, or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company governmental employee or other Person who is or may be in a position to help or hinder the business of Pubco and AAC (or assist Pubco or AAC in connection with any actual or proposed transaction), in either event which (a) may subject Pubco or AAC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (b) if not given, may have an adverse effect on the results of operations, assets, business, operations or prospects of Pubco or AAC or may lead to suit or penalty in any private or governmental litigation or proceeding. None of the foregoing Persons has, directly or indirectly, offered, paid, or agreed to pay to any Person or solicited, received or agreed to receive from any such Person, directly or indirectly, any money or anything of value for the purpose or with the intent of (i) obtaining or maintaining business for Pubco or AAC, (ii) facilitating the purchase or sale of any product or service, or (iii) avoiding the imposition of any fine or penalty, in any manner which is in violation of any applicable Law.

4.24 PROXY STATEMENTS; DISCLOSURE DOCUMENT. None of the information relating to Pubco and AAC included in the Pubco Proxy Statement (if one is required to be filed) or the BAXL Disclosure Document (except as to the extent such information relates to BAXL) at the respective times that such documents are mailed to BAXL’s and Pubco's shareholders and at the time the BAXL and Pubco shareholders meetings take place (subject, if required, to a reasonable period of time for the parties hereto to take such action necessary to supplement or amend such documents), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such documents, including any amendments thereto, with respect to information pertaining to Pubco, will comply with, and the Pubco Proxy Statement (if required by applicable Laws) will be distributed to Pubco's shareholders in accordance with all applicable Laws and its Articles of Incorporation and Bylaws.

4.25 DISCLOSURE. No representation or warranty of Pubco or AAC contained in this Agreement or the schedules hereto, and no certificate or notice furnished by or on behalf of Pubco to BAXL or their agents pursuant to this Agreement, and in any disclosure documents or materials provided to purchasers in the Pubco PIPE Financing contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. No executive officer or director of Pubco or AAC has been the subject of any of the events referenced in Section 401(p) of Regulation S-K.

4.26 PUBCO POST MERGER OUTSTANDING SHARES. Immediately following the Effective Time, the capitalization of Pubco, and all of the issued and outstanding equity and/or debt securities of Pubco, together with their respective purchase, exercise or conversion prices, will be as set forth in Schedule 4.26. Other than as shown on Schedule 4.26, there are no shares of Pubco Common Stock or other capital stock of Pubco issued and outstanding, nor are there any securities convertible into, or exchangeable for, Pubco Common Stock or other capital stock of Pubco issued and outstanding, or any rights to acquire Pubco Common Stock or other capital stock of Pubco or securities convertible into, or exchangeable for, Pubco Common Stock or other capital stock of Pubco.

4.27 NASD BULLETIN BOARD. The Pubco Common Stock is quoted on the NASD Bulletin Board and Pubco has no Knowledge of any action and/or notification by any Person of any attempt and/or actions to preview such quotations.

ARTICLE V
COVENANTS

During the period from the date of this Agreement to the earlier of the Closing Date or the date of termination of this Agreement, each of the parties, as applicable, agrees to perform the covenants set forth below.

5.1 INTERIM OPERATIONS OF PUBCO AND BAXL. Each of Pubco and BAXL shall, and shall cause their respective Subsidiaries to, operate their respective businesses only in the ordinary and usual course consistent with past practices and shall use its reasonable efforts to (a) preserve intact its business organization and the goodwill of its customers, suppliers, employees and others having business relations with it and (b) continuously maintain insurance coverage substantially equivalent to the insurance coverage in existence on the date hereof. Except as contemplated herein, without the express written consent of the other (which shall not be unreasonably withheld), none of Pubco, AAC or BAXL shall, or shall or cause or permit any of its respective Subsidiaries to: (i) except as expressly contemplated hereby, amend its Articles or Certificate of Incorporation or Bylaws; (ii) issue, sell or authorize for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, (iii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, (iv) declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock; (v) voluntarily sell, transfer, surrender, abandon or dispose of any of its assets or property rights (tangible or intangible), other than in the ordinary course of business on arms-length terms to non-Affiliates consistent with past practices; (vi) grant or make any mortgage or pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except liens for Taxes not currently due or liens not exceeding $50,000 in the aggregate; (vii) create, incur or assume any liability or indebtedness for borrowed money (including purchase money financing), (viii) make or commit to make any capital expenditures in excess of $50,000 in the aggregate; (ix) grant any increase in the compensation payable or to become payable to directors, officers or employees, other than merit increases to officers and employees in the ordinary course of business consistent with past practices; (x) enter into any agreement, arrangement or commitment that, if it existed on the date hereof, would be a Pubco Material Agreement or a BAXL Material Agreement, as the case may be, or amend or terminate any of same or any existing Pubco Material Agreement or BAXL Material Agreement, as the case may be; (xi) alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected; (xii) enter into any commitment or transaction other than in the ordinary course of business consistent with past practices or acquire the stock or a substantial part of the business of any other Person; (xiii) take or omit to take any action which would render any of its representations or warranties untrue or misleading or which would be a breach of any of its covenants; (xiv) cancel or waive any material debts, claims or rights or write off the value of any assets or accounts receivable or increase the reserve for uncollectible receivables, except as required by generally accepted accounting principles or by Law; (xv) make any loans, advances or capital contributions to any Person, except routine advances to employees in the ordinary course of their business in non-material amounts or enter into or modify any termination or severance arrangement with any employee or consultant; (xvi) take any action (other than entering into this Agreement and consummating the transactions contemplated hereby) which could reasonably be expected to have a Pubco Material Adverse Effect, in the case of Pubco and its Subsidiaries, or an BAXL Material Adverse Effect, in the case of BAXL; (xvii) make any Guaranty; (xviii) apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate (except for salary and benefits as currently in effect and except in accordance with existing agreements and arrangements which have been disclosed to the other parties in writing); or (xix) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or re-price options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans; (xx) grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed on a schedule hereto, or adopt any new severance plan; (xxi) amend or adopt any BAXL Pension Plan, BAXL Plan, or BAXL Welfare Plan; or (xxii) agree, whether in writing or otherwise, to do any of the foregoing.

5.2 ACCESS.

(a) PUBCO ACCESS. Pubco shall: (i) afford to BAXL and its agents and representatives reasonable access to the properties, books, records and other information of Pubco and AAC, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause Pubco's personnel, without unreasonable disruption of normal business operations, to assist BAXL in its investigation of Pubco and AAC pursuant to this Section 5.2(a); and (iii) furnish promptly to BAXL all information and documents concerning the business, assets, liabilities, properties and personnel of Pubco and AAC as BAXL may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, Pubco shall cause one or more of its officers to confer on a regular basis with officers of BAXL and to report on the general status of its ongoing operations.

(b) BAXL ACCESS. BAXL shall: (i) afford to Pubco and its agents and representatives reasonable access to the properties, books, records and other information of BAXL, provided that such access shall be granted upon reasonable notice and at reasonable times during normal business hours in such a manner as to not unreasonably interfere with normal business operations; (ii) use its reasonable efforts to cause BAXL’s and its Subsidiaries' personnel, without unreasonable disruption of normal business operations, to assist Pubco in its investigation of BAXL pursuant to this Section 5.2(b); and (iii) furnish promptly to Pubco all information and documents concerning the business, assets, liabilities, properties and personnel of BAXL as Pubco may from time to time reasonably request. In addition, from the date of this Agreement until the Closing Date, BAXL shall cause one or more of its officers to confer on a regular basis with officers of Pubco and to report on the general status of its ongoing operations.

5.3 CONFIDENTIALITY. Except as otherwise required by Law or in the performance of obligations under this Agreement, any confidential or proprietary information received by a party or its advisors from any other party shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the transactions contemplated by this Agreement. The obligation of confidentiality shall not extend to information which (i) is or becomes generally available to the public other than as a result of a disclosure by a party (or an Affiliate thereof) in violation of this Agreement, (ii) was in the possession of a party prior to its receipt from such other party, (iii) becomes available to a party on a non-confidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party providing such information or (iv) is required to be disclosed by Law or any applicable rules of any stock exchange or the NASDAQ stock market. Upon termination of this Agreement, each party shall, upon request, promptly return or destroy any confidential information received from the other party. The covenants of the parties contained in this Section 5.3 shall survive any termination of this Agreement.

5.4 NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of: (i) any event that, with the lapse of time or notice or both, would constitute a breach of this Agreement by such party; (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any event which would have been required to be disclosed herein had such event occurred on or prior to the date of this Agreement. The updating of any schedule pursuant to this Section 5.4 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder. If any event or circumstance with respect to BAXL should occur or exist which would be required to be described in an amendment or supplement to the Pubco Proxy Statement, if any, or the BAXL Disclosure Document, or which would cause either such document to contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading, BAXL shall promptly notify Pubco of such event or circumstance. If any event or circumstance with respect to Pubco or AAC should occur or exist which would be required to be described in an amendment or supplement to the Pubco Proxy Statement, if any, or the BAXL Disclosure Document, or which would cause either such document to contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein not misleading, Pubco shall promptly notify BAXL of such event or circumstance.

5.5 CONSENT OF GOVERNMENTAL AUTHORITIES AND OTHERS. Each of the parties agrees to file, submit or request promptly after the date of this Agreement and to prosecute diligently any and all Consents, Permits and Orders required to be filed or submitted to any Governmental Authorities and to seek to resolve any objections raised by any Governmental Authorities or self-regulatory organizations, including those specified in Sections 3.4 and 4.4.

Each of BAXL, and Pubco shall promptly make available to the other such information as each of them may reasonably request relating to its business, assets, liabilities, properties and personnel as may be required by each of them to prepare and file or submit such applications and notices and any additional information requested by any Governmental Authority, and shall update by amendment or supplement any such information given in writing. Each of BAXL, and Pubco represents and warrants to the other that such information, as amended or supplemented, shall be true and not misleading.

5.6 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its control to cause to be fulfilled: (i) those conditions precedent to its obligations to consummate the Merger; and (ii) those actions upon which the conditions precedent to the other party's obligations to consummate the Merger are dependent. The parties shall use reasonable efforts to obtain all Consents required in connection with the consummation of the transactions contemplated by this Agreement.

5.7 NO OTHER NEGOTIATIONS. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated as provided herein, neither BAXL, Pubco nor AAC shall (nor shall any of them permit any of their officers, directors, agents, Subsidiaries or Affiliates to): directly or indirectly solicit, encourage, initiate or participate in any negotiations or discussions with respect to any offer or proposal to acquire all or any significant portion of their business, properties or capital stock, whether by merger, purchase of assets, strategic alliance or otherwise, or to sell any capital stock or debt of them or their Subsidiaries in a public offering or otherwise. In the event any party shall receive any such offer or proposal, it shall promptly inform the others as to any such offer. In addition, none of such parties shall provide other third parties with information to evaluate such a proposed transaction, unless doing so is reasonably believed to be necessary to satisfy the fiduciary duties of their respective Boards of Directors.

5.8 COOPERATION. The parties will cooperate with each other and shall take all reasonable actions required to be taken under any applicable state blue sky or securities laws to permit the issuance of the Pubco Common Stock pursuant to the Merger. The Pubco Proxy Statement, if any, and the BAXL Disclosure Document shall be in form and substance reasonably acceptable to the parties. The parties shall provide to one another written information about themselves necessary for such documents to be prepared in compliance with applicable law.

5.9 SHAREHOLDER APPROVAL. Each of Pubco and BAXL agrees that it will take such action as may be necessary to duly and lawfully call, notice, solicit proxies and convene as promptly as practicable a special meeting of its respective shareholders for the purposes of (i) duly obtaining any shareholder approvals required in connection with the transactions contemplated hereby, and (ii) in the case of Pubco, to effectuate (A) the Pubco Charter Amendment, (B) the election of the persons identified on Schedule 5.9 as directors of Pubco, effective as of the Effective Time, and (C) the adoption and approval of the Pubco Stock Option Plan in usual and customary form. Each of Pubco and BAXL agrees that their respective Boards of Directors shall recommend in the Pubco Proxy Statement, if any, and the BAXL Disclosure Document, respectively, and otherwise that their shareholders approve (if required for the Merger) the transactions contemplated hereby and advise its shareholders that it has approved the Merger and the transactions contemplated hereby and otherwise use its best efforts to obtain such approvals. Each of Pubco and BAXL agrees that their respective Board of Directors shall not withdraw, modify or change any such recommendation or recommend any other transaction to its shareholders for approval.

5.10 PUBLIC STATEMENTS. None of the parties hereto will issue any other public announcement and/or press release concerning this Agreement without the prior written consent of the other parties, which consents shall not be unreasonably withheld, except as required by Law.

5.11 COMMISSION FILINGS. Pubco shall timely file all reports and other documents required to be filed by it with the Commission under the Exchange Act (including a Form 8-K) from the date of this Agreement to the Effective Date.

5.12 RULE 144 REPORTING. With a view to making available to the holders of the Pubco Common Stock issued in the Merger (including shares delivered on exercise of BAXL Options and Warrants) the benefits of certain rules and regulations of the SEC which may permit the sale of the Pubco Common Stock to the public without registration, and in order to facilitate a liquid market for Pubco Common Stock, Pubco agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Commission Rule 144 or any similar or analogous rule promulgated under the Securities Act at all times after the Effective Date;

(b) File with the Commission, in a timely manner, all reports and other documents required of Pubco under the Exchange Act; and

(c) So long as any holder of Pubco Common Stock issued in the Merger (including shares delivered on exercise of BAXL Options and Warrants), owns any Pubco Common Stock, furnish to such person forthwith upon request: a written statement by Pubco as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

5.13 LISTING. Pubco shall use its reasonable efforts as soon as reasonably practicable to obtain, prior to the Effective Time, all required approvals for quotation on the NASD electronic bulletin board, the shares of Pubco Common Stock to be issued in the Merger. To the extent Pubco would meet the requirements for inclusion of the Pubco Common Stock on the NASDAQ Capital Market immediately after the Effective Time, the parties shall use their best efforts to file the appropriate listing application with NASDAQ as soon as reasonably practicable but in any event before the expiration or earlier release of the Pubco Lock-Up.

5.14 NO SECURITIES TRANSACTIONS. BAXL shall not engage in any transactions involving the securities of Pubco prior to the consummation of the Merger, and BAXL shall use its best efforts to cause each of its officers, directors and employees not to engage in any such restricted transaction.

5.15 NOTICES RELATED TO DISSENTERS’ RIGHTS. BAXL shall provide Pubco and holders of BAXL Preferred Stock and Common Stock timely notice of all holders of BAXL Common Stock and BAXL Preferred Stock who exercise their dissenters’ rights and the details thereof. BAXL shall not, except with the express prior written consent of Pubco, voluntarily make any payment with respect to, or settle or offer to settle, any such claims.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 INVESTIGATION; NOTICES. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by the receipt of any notice pursuant to Section 5.4 or by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto shall be deemed to be representations and warranties for purposes of this Agreement.

6.2 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth in this Agreement shall survive the Closing for the periods specified in Section 8.16. No BAXL Principal Shareholder shall be liable for any breach of any representation or warranty herein by BAXL except as provided in Section 7.5(b).

6.3 SECURITIES ACTIVITIES. Other than as provided in this Agreement, BAXL shall not engage or negotiate in any transaction involving its securities until this Agreement is terminated in accordance with the provisions herein.

6.4 BAXL VOTING AGREEMENT. Each of the BAXL Principal Shareholders are, concurrently with the execution and delivery hereof, executing and delivering the Voting Agreement (the "BAXL Voting Agreement"), in the form of Exhibit E, pursuant to which they will vote their BAXL Common Stock and/or BAXL Preferred Stock in favor of the Merger and related matters set forth therein.

6.5 FURTHER ASSURANCES. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement, including, but not limited to all schedules to this Agreement not delivered as of the date hereof.

6.6 PUBCO PIPE REGISTRATION STATEMENT. Pubco shall no later than one-hundred twenty (120) days from the Effective Date file the Pubco PIPE Registration Statement with the Commission.

6.7 PUBCO STOCK OPTION PLAN. Prior to or at the Effective Time, the Board of Directors of Pubco shall have taken any and all action to approve and adopt and the required number of Pubco shareholders shall have voted for the adoption of a stock option plan (the "Pubco Stock Option Plan"). The Pubco Stock Option Plan shall reserve for issuance upon exercise of stock options granted under the Pubco Plan (the "Pubco Plan Options") to, among others, directors, officers and employees of Pubco and the Surviving Entity, up to 2,530,000 shares of Pubco Common Stock. Pubco, for a period of three (3) years following the Merger Closing and the Pubco PIPE Closing, shall not issue any (i) Pubco Plan Options and/or (ii) any shares of Pubco Common Stock, warrants, options and/or other securities with a sale , exercise, exchange and/or conversion price (as the case may be) less than 125% of the Pubco PIPE Share Price; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, if Pubco obtains the majority consent of its then Board of Directors and holders owing no less than 50.1% of the then issued and outstanding shares of Pubco Common Stock, Pubco may issue shares of Pubco Common Stock, options, warrants and/or such other above-described securities set forth in this Section 6.7 with a sale, exercise, exchange and/or conversion price less than 125% of the Pubco PIPE Share Price.

6.8. ISSUANCE OF CERTAIN PUBCO WARRANTS. At the Effective Time, Pubco shall authorize and issue all of the BAXL 2007 Bridge Warrants, the BAXL 2007 Bridge Placement Agent Warrants, the BAXL 2007 Bridge Warrants, the BAXL April Bridge Agent Warrants, the BAXL May Bridge Warrants, the Mastodon Warrants and such other warrants, options and other securities of Pubco, as the parties hereto agree, all as set forth on Schedule 6.8 hereto.

6.9 PUBCO REDEMPTION. Two (2) business days after the final closing of the Pubco Pipe Financing, Pubco shall redeem from MV Equity Partners, Inc., a total of 510,000 shares of Common Stock for an aggregate redemption price of $665,550 which shall be paid to MV Equity Partners, Inc. directly from the Pubco Pipe Escrow.

6.10 PAYMENT OF MASTODON FEE AND CERTAIN PUBCO EXPENSES. At the Effective Time, Pubco shall (i) pay to Mastodon, pursuant to and in accordance with the Mastodon/BAXL Agreement, directly out of the Pubco Pipe Escrow, the Mastodon Fee and shall issue to Mastodon the Mastodon Warrants and (ii) shall pay up to $25,000 of Pubco’s expenses outstanding as of the Effective Time.

ARTICLE VII
CLOSING; CONDITIONS PRECEDENT; TERMINATION

7.1  CLOSING. Upon the terms and subject to the conditions hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Gusrae, Kaplan, Bruno & Nusbaum PLLC, 120 Wall Street, New York, New York, as promptly as practicable but in no event later than July 31, 2007, subject to satisfaction or waiver of the conditions precedent to the obligations of the parties set forth in this Article VII (the "Closing Date"), or on such other date and at such other place as may be mutually agreed to in writing by the parties; provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, the Closing Date may be extended by BAXL, without the prior approval of Pubco for a maximum of two separate thirty (30) day extension periods (the "Extension Periods"). At the Closing, the parties shall deliver to each other such customary documents as may be specified, or required to satisfy the conditions set forth, in Sections 7.2, 7.3, and such other documents and instruments as each party may reasonably request from the other parties. On the Closing Date, the parties shall cause to be filed a Certificate of Merger with the Secretary of State of the State of Nevada. The Merger Closing shall be effective at 5:00 P.M., Eastern Time, on the date (the "Effective Date") such Certificate of Merger is filed (the "Effective Time"). All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

7.2  MUTUAL CONDITIONS PRECEDENT. The respective obligations of the parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)  GOVERNMENTAL CONSENTS. All Consents required by Governmental Authorities and self-regulatory organizations for the consummation of the transactions contemplated by this Agreement shall have been obtained without any material conditions, and neither the Commission nor any self-regulatory organization shall have raised any unresolved objection to the Merger. All of such Consents shall have been obtained without the imposition of any conditions which would materially adversely affect Pubco's ability to operate BAXL’s business following the Closing.

(b)  NO LITIGATION. No litigation, arbitration or other proceeding shall be pending or, to the Knowledge of the parties, threatened by or before any court, arbitration panel or Governmental Authority; no Law shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

(c)  SHAREHOLDER APPROVAL. Each of AAC, Pubco and BAXL shall have obtained the approval of their respective shareholders, if and to the extent required by applicable Laws, and/or any of such entities, By-Laws, Certificate of Incorporation and/or Articles of Incorporation for the consummation of the transactions contemplated in this Agreement.

(d)  PUBCO PIPE FINANCING CLOSING. Pubco shall have sold in the Pubco PIPE Financing no less than $8,000,000 of the gross proceeds, which gross proceeds are in an escrow account, pursuant to an escrow agreement, the release of which funds is subject only to the Merger Closing.

(e) DELIVERY OF SCHEDULES. To the extent not provided as of the date hereof, Pubco shall have delivered to BAXL and BAXL shall have delivered to Pubco, their respective schedules to this Agreement.

7.3  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BAXL. The obligations of BAXL to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)  REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Pubco and AAC contained in this Agreement or in any certificate or notice delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects after giving effect to the materiality qualifications contained in such representations and warranties) as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties by their terms are specifically made as of an earlier date.

(b)  COVENANTS PERFORMED. The covenants of Pubco and AAC contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

(c) NO MATERIAL ADVERSE CHANGE. There has been no Pubco Material Adverse Effect since the date hereof and no event or condition shall have occurred which has adversely affected Pubco or AAC or may reasonably be expected to have a Pubco Material Adverse Effect.

(d)  CONSENTS. Pubco shall have received all Consents necessary to effectuate the transactions contemplated herein, all of which shall have been obtained without the imposition of any materially adverse terms or conditions.

(e)  CERTIFICATE OF PUBCO. Pubco shall have delivered to BAXL a certificate executed by its President, dated the Closing Date, certifying in such detail as BAXL may reasonably request (i) that the conditions specified in Sections 7.3(a), (b) and (c) above have been fulfilled and (ii) as to such other matters as BAXL may reasonably request.

(f) OPINION OF COUNSEL. BAXL shall have received from Pubco's legal counsel an opinion letter, dated the Closing Date in form and substance reasonably satisfactory to BAXL, with respect to the Merger, the Pubco PIPE Financing and other related matters.

(g) AMENDMENT TO BAXL 10% AMENDED NOTES. Each holder of the BAXL 10% Amended Notes shall, have executed and provided to BAXL the Amendment to the BAXL 10% Amended Notes pursuant to which each holder of BAXL 10% Amended Notes (i) has agreed that each BAXL 10% Amended Note is subordinate to the BAXL 12% 2007 Bridge Notes; and (ii) the maturity date of each BAXL 10% Amended Note is extended until January 1, 2009.

(h) BAXL PREFERRED CONVERSION CONSENTS. BAXL shall have received the executed BAXL Preferred Conversion Consents so that at the Effective Time, BAXL has no BAXL Preferred Stock issued and outstanding.

(i) BAXL CANCELLATION AGREEMENTS. All holders of BAXL Options and Warrants shall have entered into the BAXL Cancellation Agreements so that, except as set forth on Schedule 2.5(f) hereto, BAXL has no BAXL Options and Warrants outstanding.

(j) DUE DILIGENCE. BAXL shall have completed and be satisfied with the results of its due diligence of Pubco.

(k) RESIGNATIONS; APPOINTMENTS. All officers and directors (i) of Pubco shall have resigned as of the Effective Time, and (ii) nominated by and/or proposed by BAXL to become the officers and directors of Pubco and BAXL immediately following the Effective Time, all as set forth on Schedule 2.4 hereto, shall have been elected and/or appointed, subject only to the Merger Closing.

(l) PUBCO CAPITAL STOCK. Pubco shall have no securities issued and outstanding as set forth on Schedule 4.26 hereto.

(m) PUBCO DEBT. Pubco shall have no more than $25,000 of Indebtedness outstanding.

7.4  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PUBCO AND AAC. The obligations of Pubco and AAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

(a)  REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of BAXL contained in this Agreement or in any certificate or notice delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects after giving effect to the materiality qualifications contained in such representations and warranties) as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent such representations and warranties by their terms are specifically made as of an earlier date.

(b)  COVENANTS PERFORMED. The covenants of BAXL contained in this Agreement to be performed or complied with on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

(c)  NO MATERIAL ADVERSE CHANGE. There has been no BAXL Material Adverse Effect since the date hereof and no event or condition shall have occurred which has adversely affected or may reasonably be expected to have a BAXL Material Adverse Effect.

(d)  CONSENTS. BAXL shall have obtained all material Consents necessary to complete the transactions contemplated herein, all of which shall have been obtained without the imposition of any materially adverse terms or conditions.

(e)  CERTIFICATE OF BAXL. BAXL shall have delivered to Pubco a certificate executed by their President, dated the Closing Date, certifying in such detail as Pubco may reasonably request, that the conditions specified in Section 7.4(a), (b) and (c) above have been fulfilled, and certifying the number of outstanding shares of BAXL Common Stock, BAXL Preferred Stock and all BAXL Options and Warrants immediately prior to the Effective Time.

(f)  AUDITOR'S LETTERS. Pubco shall have received a letter dated as of the date not more than three (3) days prior to the Effective Date, the date of mailing of the Pubco Proxy Statement, if any, and the BAXL Disclosure Document by Pubco and BAXL as contemplated herein and the date of the shareholders' meetings of Pubco and BAXL, from WithumSmith+Brown, auditors for BAXL addressed to Pubco and in form and substance customary for transactions of the type contemplated hereby and reasonably satisfactory to Pubco.

(g)  DUE DILIGENCE. Pubco and any selling agents, if any, of the Pubco PIPE Financing shall have completed, and be satisfied in each of and their legal counsel’s sole discretion of the results of their due diligence of BAXL.

(h) BAXL FINANCIAL STATEMENTS. BAXL shall have delivered to Pubco, BAXL’s Financial Statements and such BAXL Financial Statements shall have been prepared in accordance with United States Generally Accepted Accounting Principals and all rules and regulations of the Commission.

(i) BAXL OUTSTANDING INDEBTEDNESS. Other than the BAXL Debt, BAXL shall have no outstanding Indebtedness.

(j) LOCK-UPS. Holders owning no less than seventy (70%) percent of the aggregate number of shares of Pubco Common Stock issued in the Merger to the holders of BAXL Common Stock and BAXL Preferred Stock (no less than 1,592,111 shares of Pubco Common Stock in the aggregate), immediately prior to the Merger, all of which persons are set forth on Schedule 7.4(j) hereto (which includes all persons owning five (5%) percent or more of the issued and outstanding shares of (i) BAXL Common Stock immediately prior to the Merger, and (ii) Pubco Common Stock immediately following the Merger Closing and the Pubco PIPE Closing), shall have entered into the Lock-Up Agreement (the “Lock-Up Agreement”) substantially in form annexed hereto as Exhibit F. which Lock-Up Agreement shall provide generally that no shares of Pubco Common Stock owned by such persons may be sold and/or transferred until the earlier to occur of (i) one (1) year from the Effective Date, and (ii) nine (9) months from the date the Commission declares the Pubco PIPE Registration Statement effective. Schedule 7.4(j) may be delivered by BAXL at any time prior to the Effective Time.

(k) EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. All shares of Pubco Common Stock (i) issued in connection with the Merger, and/or (ii) issued or reserved for issuance to the holders of the BAXL Options and Warrants, will be issued by Pubco to such persons in reliance on the exemption from the registration requirements of Section 5 of the Securities Act pursuant to Section 4(2) the Securities Act and Rule 506 promulgated thereunder.

7.5  TERMINATION. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing: (i) at any time by mutual consent of the parties; (ii) by Pubco or BAXL if the Closing has not occurred on or prior to July 1, 2007, subject to any extensions expressly authorized by and pursuant to Section 7.1 of this Agreement (the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by BAXL at any time in its sole discretion if any of the representations or warranties of Pubco or AAC in this Agreement are not in all material respects true and accurate or if Pubco or AAC breaches in any material respect any covenant (including, but not limited to, covenants under Section 5.9) contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within thirty (30) days following written notice from BAXL, or such other date as the parties may agree in writing; (iv) by Pubco at any time in its sole discretion if any of the representations or warranties of BAXL in this Agreement are not in all material respects true and accurate or if BAXL breaches in any material respect any covenant (including, but not limited to, covenants under Section 5.9) contained in this Agreement, provided that if such misrepresentation or breach is curable, it is not cured within thirty (30) days following written notice from Pubco or such other date as the parties may agree in writing; (v) by Pubco or BAXL if BAXL fails to obtain the required vote of its shareholders for the Merger at a meeting of shareholders duly convened therefore or at any adjournment thereof; or (vi) by Pubco or BAXL if Pubco fails to obtain the required vote of its shareholders at a meeting of shareholders duly convened therefore or at any adjournment thereof; if so required; provided, however, that the right to terminate this Agreement under Section (v) and Section (vi) of this Section 7.5, shall not be available to Pubco or BAXL, where the failure to obtain shareholder approval of such party was caused by the act or failure to act of such party and such act or failure to act constitutes a material breach by such party of this Agreement; provided, further, that the right to terminate this Agreement under Section (vi) of this Section 7.5 shall not be available to BAXL if any Person signing the Voting Agreement revokes the proxy provided for therein and/or fails to vote in favor of the Merger and the transactions contemplated hereby at the meeting of BAXL’s, shareholders. If this Agreement is terminated pursuant to, and in accordance with, this Section 7.5, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and, except as provided in this Section 7.5, no party shall have any further obligations under this Agreement; provided, however, that any termination of this Agreement pursuant to this Section 7.5 shall not relieve any party from any liability for any intentional or willful breach or violation hereof; provided, further that a breach of Section 5.9 shall not be deemed an intentional or willful breach if the Board of Directors believed in good faith and upon advise of counsel that such a breach was necessary for it to fulfill its fiduciary interests of its shareholders. Notwithstanding the termination of this Agreement, the respective obligations of the parties under Sections 5.3, and Article VIII of this Agreement shall survive the termination of this Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1  NOTICES. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier with guaranteed next day delivery to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery.

8.2  ENTIRE AGREEMENT. This Agreement contains every obligation and understanding among the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties hereto shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

8.3  ASSIGNMENT. This Agreement may not be assigned by any party without the written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4  WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.5  NO THIRD PARTY BENEFICIARY. Except as set forth in Section 6.6 and in this Section 8.5, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

8.6  SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

8.7  EXPENSES. All expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by BAXL, in connection with the transactions contemplated hereby will be borne by BAXL, and all expenses (including, without limitation, legal fees and expenses, investment banking fees, fees and expenses of accountants) incurred by Pubco or AAC in connection with the transactions contemplated hereby will be borne by Pubco.

8.8  HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.9  COUNTERPARTS; CONSTRUCTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any telecopied version of any manually executed signature page shall be deemed a manually executed original. Each provision of this Agreement shall be independent of all other provisions, and no provision shall limit any other provision.

8.10  LITIGATION; PREVAILING PARTY. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

8.11  INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

8.12  REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

8.13  PARTICIPATION OF PARTIES; CONSTRUCTION: INDEPENDENT COUNSEL. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement. Each of the BAXL Principal Shareholders has been represented by his own independent legal counsel in connection with the transactions contemplated hereby.

8.14 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. Any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. The parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

8.15 EXCLUSIVITY. BAXL and Pubco each agrees that it will deal exclusively with the other party, pursuant to the terms of this Agreement with respect to the transactions contemplated by this Agreement and will terminate all discussions or negotiations with all other potential investors or financing sources who or which are interested in acquiring or financing BAXL’s assets, liabilities, equity, debt, business, or other properties, for a period commencing on the date hereof and terminating on the earlier to occur of (i) the Closing, or (ii) termination of this Agreement pursuant to and in accordance with Section 7.5 hereof.

8.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties by BAXL in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time for a period of one (1) year. All representations and warranties of Pubco and AAC in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.16 shall not limit the survival of any covenant or agreement of the parties in the Agreement which, by its terms, contemplates performance after the Effective Time.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ALLMARINE CONSULTANTS CORPORATION

By: /s/ Michael Chavez
Name: Michael Chavez
Title: Chief Executive Officer
Address:

ALLMARINE ACQUISITION CORPORATION

By: /s/ Michael Chavez
Name: Michael Chavez
Title: Chief Executive Officer
Address:

BAXL TECHNOLOGIES, INC.

By: /s/ Gus Bottazzi
Name: Gus Bottazzi
Title: President and Chief Executive Officer
Address:

LIST OF SCHEDULES

Schedule	Description

BAXL

1.1	BAXL Principal Shareholders
1.2	BAXL Other Indebtedness
2.4	Directors and Officers
2.5(f)	BAXL Options/Warrants Outstanding at Effective Time
2.5(h)	BAXL 10% Amended Noteholders
3.5	Legal Proceedings
3.6	Brokers
3.14	Liabilities
3.18	Intangible Property
3.19	Material Contracts
3.22	BAXL Security Holders
7.4(J)	BAXL: Persons entering into Lock-Up Agreements

Pubco

2.4	Officers and Directors of Allmarine and Surviving Corporation
4.1	Qualifications
4.3	No Violation or Conflict
4.5	Financial Statements
4.7	Legal Proceedings
4.8	Brokers
4.9	Material Adverse Changes
4.11	Capitalization
4.12	Rights, Warrants, Options
4.13	Properties
4.14	Consents and Permits
4.15	Insurance
4.16(c)	Employment Agreements
4.16(e)	Directors and Officers
4.17	Material Agreements
4.18	Accounts
4.20	Related Party Transactions
4.26	Pubco Post Merger Outstanding Shares
5.9	Directors
6.8	Pubco Warrants

LIST OF EXHIBITS

Exhibit	Description

A	Form of BAXL 10% Amended Notes
B	Form of BAXL 12% 2007 Bridge Notes
C	Certificate of Merger
D	BAXL Financial Statements
E	Form of Voting Agreement
F	Form of Lock-Up Agreement